UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

iPCS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iPCS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2009
AT 9:00 A.M. LOCAL TIME

To Our Stockholders:

        Notice is hereby given that the 2009 Annual Meeting of Stockholders of iPCS, Inc., a Delaware corporation ("iPCS"), will be held at the Sofitel Chicago O'Hare, 5550 North River Road, Rosemont, Illinois 60018, on June 16, 2009, at 9:00 a.m., local time, for the following purposes:

  1.
  To elect the directors to serve on our Board of Directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  2.
  To approve the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 1.9 million shares of common stock that may be issued as awards under the Plan;

  3.
  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

  4.
  To transact such other business as may properly be brought before the meeting.

        Only stockholders of record at the close of business on April 17, 2009, the record date, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by stockholders of iPCS, for any purpose germane to the annual meeting, during ordinary business hours beginning ten days prior to the date of the meeting, at iPCS's principal executive offices at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195.

        We have made these proxy materials available to you at www.proxyvote.com, or, upon your request, have delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2009 Annual Meeting. Reference is made to the proxy statement for further information with respect to the items of business to be transacted at the annual meeting. We have not received notice of other matters that may be properly presented at the annual meeting.

        Your vote is important. Please read the proxy statement and the voting instructions on the proxy. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please download, sign, date and promptly return the proxy. If you are a holder of record, you may also cast your vote in person at the annual meeting.

By Order of the Board of Directors,

Brian J. O'Neil
Senior Vice President, General Counsel and Secretary

April 30, 2009
Schaumburg, Illinois

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON JUNE 16, 2009

iPCS's Proxy Statement for the 2009 Annual Meeting of Stockholders is available at
www.proxyvote.com

i

iPCS, Inc.
1901 N. Roselle Road, Suite 500
Schaumburg, Illinois 60195
PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

When is the 2009 Annual Meeting of Stockholders, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

        The Board of Directors of iPCS, Inc., a Delaware corporation ("iPCS"), seeks your proxy for use in voting at our 2009 Annual Meeting of Stockholders or at any postponements or adjournments of the annual meeting. The Board of Directors is soliciting proxies beginning on or about May 7, 2009. Our annual meeting will be held at the Sofitel Chicago O'Hare, 5550 North River Road, Rosemont, Illinois 60018 on Thursday, June 16, 2009, at 9:00 a.m., local time. All holders of our common stock, par value $0.01 per share, entitled to vote at the annual meeting, will receive a one-page notice in the mail regarding the Internet availability of proxy materials. Along with the proxy statement, you will also be able to access our Annual Report on Form 10-K for the year ended December 31, 2008 on the Internet.

        We sent a Notice of Internet Availability of Proxy Materials to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Notice. Stockholders may also request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy can be found on the Notice. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF iPCS.

What am I voting on?

        At the annual meeting, stockholders will act upon:

  (1)
  The election of the directors to serve on our Board of Directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  (2)
  The approval of the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 1.9 million shares of common stock that may be issued as awards under the Plan; and

  (3)
  The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Who can vote at the annual meeting?

        Only holders of record of our common stock at the close of business on April 17, 2009, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on April 17, 2009, 17,032,013 shares of our common stock were outstanding and entitled to vote. The common stock constitutes all of the securities of iPCS entitled to vote at the annual meeting.

Who can attend the annual meeting?

        Attendance at our annual meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver's license, in order to attend our annual meeting in person. In addition, if you hold shares of common stock in "street name" and would like to attend our annual meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on April 17, 2009, the record date for our annual meeting.

What constitutes a quorum?

        If holders of a majority of the shares of our common stock, issued and outstanding on the record date and entitled to vote, are present at the meeting, either in person or by proxy, we will have a quorum to transact business. Abstentions and broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

What are the voting rights of the holders of iPCS's common stock?

        In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder's name on each matter to be voted upon at the annual meeting.

What vote is required to approve each proposal?

        Election of Directors:    Election of each director nominee named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Votes may be cast in favor of, or withheld with respect to, one or more of the director nominees. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the vote for the proposal. Stockholders may not cumulate votes in the election of directors.

        Approval of the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan:    Approval of the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan, as specified in Proposal No. 2, requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

        Ratification of Independent Registered Public Accounting Firm:    Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009, as specified in Proposal No. 3, requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal. If this selection is not ratified by our stockholders, our Audit Committee may reconsider its selection.

Who conducts the proxy solicitation?

        The Board of Directors of iPCS is soliciting the proxies, and iPCS will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. The initial solicitation of proxies may be supplemented by telephone, telegram, telecopy, Internet and personal solicitation by our directors, officers or other regular employees.

How do I vote?

        Stockholders of record can choose one of the following ways to vote:

  (1)
  By mail: Please download and print the proxy card from the Internet at www.proxyvote.com, complete, sign, date and return the proxy card to:

      iPCS, Inc.
      c/o Broadridge
      51 Mercedes Way
      Edgewood, NY 11717

  (2)
  By Internet: www.proxyvote.com

  (3)
  By telephone: 1-800-690-6903

  (4)
  In person at the annual meeting.

        By casting your vote in any of the four ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        If you hold our voting securities in "street name," only your broker or bank can vote your shares. If you want to vote in person at our annual meeting and you hold our voting securities in street name, you must obtain a proxy from your broker and bring that proxy to our annual meeting.

How do I vote using the proxy card?

        If the proxy is properly signed and returned, the shares represented by the proxy will be voted at the annual meeting according to the instructions indicated on your proxy. If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

  (1)
  FOR the election of the nominees proposed by the Board of Directors of iPCS;

  (2)
  FOR the approval of the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 1.9 million shares of common stock that may be issued as awards under the Plan; and

  (3)
  FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

Can I change my vote?

        You may revoke your proxy by doing any of the following:

  (1)
  sending a written notice of revocation to our Secretary, dated later than the proxy you want to revoke, which is received by our Secretary before the vote is taken at the annual meeting;

  (2)
  properly executing a later dated proxy and sending to our Secretary, which is received by our Secretary before the vote is taken at the annual meeting; or

  (3)
  voting in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

        Any written notice of revocation, or later dated proxy, should be delivered to: iPCS, Inc., 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195, Attention: Brian J. O'Neil, Senior Vice President, General Counsel and Secretary.

ELECTION OF DIRECTORS OF iPCS

        At the annual meeting, stockholders will vote on the election of Messrs. Yager, Biltz, Jones, Langdon, Roe, Thomsen, Vantzelfde, and Zinterhofer to serve as directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Each of these individuals is currently serving as an iPCS director. iPCS does not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the iPCS board may nominate.

        The following table sets forth information concerning our director nominees as of the date of this proxy statement.

Name	Age
Timothy M. Yager	39
Timothy G. Biltz	50
Jeffrey W. Jones	47
Ryan L. Langdon	36
Kevin M. Roe	41
Mikal J. Thomsen	52
Nicholas J. Vantzelfde	30
Eric L. Zinterhofer	37

Nominees.

        Timothy M. Yager has been a Director and our President and Chief Executive Officer since July 2004 and was our Chief Restructuring Officer since January 2003. Mr. Yager was previously President, Chief Executive Officer and Manager of Illinois PCS, LLC (the predecessor of iPCS Wireless, Inc.) from January 1999 until July 2000 and had been President, Chief Executive Officer and Director of iPCS since its formation in March 2000 until November 30, 2001, the closing date of our acquisition by AirGate PCS, Inc. From December 2001 until December 2002, he was a director of AirGate PCS, Inc. From January 1995 to January 1999, he was the Senior Vice President of Geneseo Communications, Inc., an independent telephone company in Illinois. During this time, he was also the Chief Operating Officer, General Manager and later the President of GenSoft Systems, Inc., a subsidiary of Geneseo Communications, Inc., that designs software to provide information and billing services to the telecommunications industry. Mr. Yager was a member of the Board of Directors of Cambridge Telcom from April 1997 to November 2001.

        Timothy G. Biltz has been a Director since the consummation of our merger with Horizon PCS in July 2005, and has served as the Chairman of the Board since November 2, 2006. Mr. Biltz serves on the board of directors and the audit and compensation committees of NTELOS Holding Corp. He served as a director of Horizon PCS from the consummation of its reorganization in October 2004 until the merger. Mr. Biltz was the Chief Operating Officer of SpectraSite Holdings, Inc. (predecessor to SpectraSite, Inc.) from August 1999 to August 2005, and also served as a director of SpectraSite from June 2004 to August 2005, when SpectraSite closed its merger with American Tower Corporation. Prior to joining SpectraSite, Mr. Biltz spent 10 years at Vanguard Cellular Systems, Inc., most recently as Executive Vice President and Chief Operating Officer. He joined Vanguard in 1989 as Vice President of Marketing and Operations and was Executive Vice President and President of U.S. Wireless Operations from November 1996 until May 1998, when he became Chief Operating Officer.

        Jeffrey W. Jones has been a Director since the consummation of our merger with Horizon PCS in July 2005. He served as a director of Horizon PCS from the consummation of its reorganization in October 2004 until the merger. Mr. Jones is the Senior Executive Vice President and Chief Financial

Officer and a member of the Board of Directors of Vail Resorts, Inc., an NYSE-traded travel and leisure company. He joined Vail Resorts in September 2003 and was named Chief Financial Officer in November 2003. From June 1999 to September 2003, Mr. Jones served as Executive Vice President and Chief Financial Officer of Clark Retail Enterprises, Inc. in Chicago, Illinois.

        Ryan L. Langdon has been a Director since June 2005. Mr. Langdon is a Senior Managing Director of Newport Global Advisors. Prior to September 2005, Mr. Langdon was a Managing Director and Portfolio Manager of distressed debt for the High Yield Group of AIG Global Investment Corp. (a Subsidiary of American International Group) ("AIGGIC"), where he had been employed since February 2002, initially as an analyst in the telecommunications sector. Prior to joining AIGGIC, Mr. Langdon was a high yield telecommunications and cable analyst with ABN AMRO from June 1999 to February 2002, and prior to that was an analyst with Pacholder Associates from October 1995 to June 1999.

        Kevin M. Roe has been a Director since the effective date of our plan of reorganization in July 2004. In January 2003, Mr. Roe founded Roe Equity Research, LLC, an independent sell-side equity research firm focusing on the wireless and wireline telecommunications services sector. Mr. Roe has also served as the President of Roe Equity Research, LLC since its inception. From May 1995 to March 2002, Mr. Roe served as Senior Equity Research Analyst and Head of the U.S. Telecommunication Services equity research team of ABN AMRO Inc., most recently serving as a Managing Director. From July 1993 until May 1995, Mr. Roe served in the Telecommunications Services equity research team of PaineWebber, Inc.

        Mikal J. Thomsen has been a Director since April 2007. Mr. Thomsen is a partner and co-founder of Trilogy Equity Partners, a Bellevue, Washington-based investment firm founded in 2005. From May 1999 to July 2005, when it was sold to Alltel Corporation, Mr. Thomsen served as President of Western Wireless Corporation, where he also served as a director from October 2000 to the closing of its acquisition. Mr. Thomsen served as Chief Operating Officer of Western Wireless and one of its predecessors from 1991 to May 2002, and in this capacity was responsible for all domestic cellular operations since August 1998. He was also a Managing Director of one of Western Wireless's predecessors from 1991 until Western Wireless was formed in 1994. From 1983 to 1991, Mr. Thomsen held various positions at McCaw Cellular Communications, serving as General Manager of its International Division from 1990 to 1991 and as General Manager of its West Florida Region from 1987 to 1990. Mr. Thomsen is also a director of Winebid.com and Sparkplug Corporation. Mr. Thomsen also serves as a member of the Washington State University Foundation Board of Governors and as a director of the Tacoma Museum of Glass.

        Nicholas J. Vantzelfde has been a Director since November 2007. Mr. Vantzelfde is the founder of CMA Capital, a private investment fund founded in March 2007. From August 2002 to March 2007, Mr. Vantzelfde served as a director and a member of the management committee at Altman Vilandrie & Company, a 30-person boutique strategy consulting firm. From May 1999 to June 2002, Mr. Vantzelfde served as senior analyst for Cambridge Strategic Management Group (CSMG), a telecom strategy consulting firm now known as CSMG ADVENTIS, a TMNG Global Company. Mr. Vantzelfde is currently a senior advisor on broadband and wireless-related policy issues to the Massachusetts Technology Collaborative, the state's economic development agency for renewable energy and the innovation economy. He also is on the Board of Directors of openairboston.net, the City of Boston's wireless initiative.

        Eric L. Zinterhofer has been a Director since November 2006. Mr. Zinterhofer is a senior partner at Apollo Management, L.P. and has been with Apollo since 1998. From 1994 to 1996, Mr. Zinterhofer was a member of the Corporate Finance Department at Morgan Stanley Dean Witter & Co. From 1993 to 1994, Mr. Zinterhofer was a member of the Structured Equity Group at J.P. Morgan Investment

Management. Mr. Zinterhofer is also a member of the board of directors of Affinion Group, Inc., Central European Media Enterprises Ltd., Dish TV India Limited and Unity Media GmbH.

Director Independence.

        The Board of Directors affirmatively determined that Messrs. Biltz, Jones, Langdon, Roe, Thomsen, Vantzelfde and Zinterhofer are "independent directors" pursuant to the rules of The Nasdaq Stock Market ("Nasdaq"). Accordingly, a majority of the current members of our Board of Directors are independent directors.

Meetings of our Board of Directors.

        During the year ended December 31, 2008, our Board of Directors held ten meetings and acted by written consent on two occasions. Each of the directors attended at least 75% of (a) the total number of meetings of our Board of Directors and (b) the total number of meetings held by any committee of the Board upon which such director served.

Committees of our Board of Directors.

        Our Board of Directors has established four standing committees:

  •
  Executive Committee;

  •
  Audit Committee;

  •
  Compensation Committee; and

  •
  Nominating and Corporate Governance Committee.

        Each committee operates pursuant to a written charter, copies of which are available in the "About" section of our Internet website at www.ipcswirelessinc.com.

        Executive Committee.    Our Executive Committee is required to be comprised of not fewer than two directors elected by a majority of our Board. Our Executive Committee shall exercise all the powers and authority of the Board in the intervals between regularly scheduled meetings of the Board except as to certain matters specified in its Charter and such matters that are not permitted to be taken by a committee of the Board under applicable law, rule or regulation, or under our Certificate of Incorporation or Bylaws. Our Executive Committee is comprised of Messrs. Biltz (Chairman), Yager and Zinterhofer.

        During the year ended December 31, 2008, the Executive Committee held four meetings.

        Audit Committee.    Our Audit Committee is required to be comprised of not fewer than three directors elected by a majority of our Board. Our Audit Committee oversees our accounting and financial reporting processes, as well as the audits of our financial statements, including retaining and discharging our independent registered public accounting firm. Our Audit Committee is comprised of Messrs. Jones (Chairman), Biltz and Roe.

        Our Board of Directors has determined that Mr. Jones, the chairman of our Audit Committee, is an "Audit Committee financial expert" and that each member of the Audit Committee is "independent," as those terms are defined in the rules of the Securities and Exchange Commission ("SEC").

        During the year ended December 31, 2008, the Audit Committee held seven meetings.

        Compensation Committee.    Our Compensation Committee is required to be comprised of not fewer than three directors elected by a majority of our Board. Our Compensation Committee oversees the administration of our benefit plans, including the iPCS incentive plan and the Horizon PCS incentive plan, reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. Specifically, the Compensation Committee is responsible for establishing each component of compensation for the Chief Executive Officer, and for reviewing and approving the recommendations of the Chief Executive Officer for each component of compensation for our other executive officers. Our Compensation Committee is comprised of Messrs. Langdon (Chairman), Thomsen and Zinterhofer. Our Board of Directors has determined that each member of the Compensation Committee is independent.

        During the year ended December 31, 2008, the Compensation Committee held four meetings and acted by written consent on four occasions.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee is required to be comprised of not fewer than three directors elected by a majority of our Board. Our Nominating and Corporate Governance Committee's responsibilities include identifying and recommending to the Board appropriate director nominee candidates and providing oversight with respect to corporate governance matters. Our Nominating and Corporate Governance Committee is comprised of Messrs. Roe (Chairman), Jones, Thomsen and Vantzelfde. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent.

        During the year ended December 31, 2008, the Nominating and Corporate Governance Committee held one meeting and acted by written consent on one occasion.

Director Nominee Criteria and Recommendations.

        The Nominating and Corporate Governance Committee believes that, at a minimum, candidates for membership on the Board of Directors should have demonstrated an ability to make a meaningful contribution to the Board of Directors' oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate's knowledge, experience, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities.

        The Nominating and Corporate Governance Committee identifies potential nominees as necessary by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, comparing them to any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. The Nominating and Corporate Governance Committee may also engage the services of an independent third party to conduct a background check of any candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        In addition to stockholder proposals of director nominees submitted in accordance with our bylaws, as summarized below under "Submission of Stockholder Proposals for 2010 Annual Meeting," the Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of the General Counsel and Secretary, iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. Director recommendations submitted by stockholders should include the following:

  •
  all information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

  •
  the name(s) and address(es) of the stockholder(s) making the nomination;

  •
  the number of shares of iPCS owned beneficially and of record by such stockholder(s); and

  •
  appropriate biographical information and a statement as to the qualification of the nominee.

        The stockholder recommendation and information described above must be delivered to the Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is not within 25 days of the anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made.

        The Nominating and Corporate Governance Committee uses a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Executive Sessions.

        Our independent directors met in executive sessions following all regularly scheduled Board meetings without any members of management or non-independent directors present. The chairman of our board, Mr. Biltz, presided at these sessions.

Communications with Directors.

        The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board of Directors by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the General Counsel and Secretary, iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. All communications received as set forth in the preceding paragraph will be forwarded promptly to the addressee(s).

        We do not have a formal policy on director attendance at annual meetings. We strongly encourage our directors to attend the annual meeting of stockholders and, if appropriate, schedule a meeting of our Board immediately following it. Messrs. Biltz, Jones, Langdon, Roe, Thomsen and Yager were present for last year's annual meeting.

 Section 16(a) Beneficial Ownership Reporting Compliance.

        Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our outstanding common stock to file with the SEC, and also with each exchange on which our common stock trades, initial reports of ownership and reports of changes in ownership of common stock. Directors, officers and greater than 10% beneficial owners are required by the SEC's regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon our review of such forms furnished to us during the year ended December 31, 2008, and upon written representations of directors and executive officers that no other reports were required, we believe that our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements on a timely basis during the year ended December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        Except as otherwise noted, the following table presents information regarding the beneficial ownership of our common stock as of April 17, 2009 with respect to: (i) each person who, to our knowledge, is the beneficial owner of 5% or more of our outstanding common stock; (ii) each of our directors; (iii) our President and Chief Executive Officer; (iv) each of the other Named Executive Officers (as defined below); and (v) all executive officers and directors as a group. Applicable percentages below are calculated based on 17,032,013 shares outstanding on April 17, 2009.

	Shares of Common Stock Beneficially Owned(2)
Name and Address(1)	Number of Shares	Percentage of Class
Silver Point Capital, L.P.(3)	2,854,568	16.8%
AIG Global Investment Corp.(4)	1,842,101	10.8%
Tracer Capital Management L.P.(5)	1,581,941	9.3%
Greywolf Capital Management LP(6)	1,555,969	9.1%
Apollo Management IV, L.P.(7)(19)	1,356,351	8.0%
3V Capital Management LLC(8)	1,166,858	6.9%
Barclays Global Investors, NA(9)	1,098,770	6.5%
Reed Conner & Birdwell, LLC(10)	931,038	5.5%
The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.(11)	889,206	5.2%
Timothy M. Yager(12)	488,971	2.8%
Timothy G. Biltz(13)	46,868	*
Jeffrey W. Jones(14)	36,868	*
Ryan L. Langdon(15)	28,535	*
Kevin M. Roe(16)	30,930	*
Mikal J. Thomsen(17)	29,615	*
Nicholas J. Vantzelfde(18)	10,625	*
Eric L. Zinterhofer(19)	18,955	*
Stebbins B. Chandor, Jr.(20)	159,813	*
Conrad J. Hunter(21)	91,822	*
John J. Peterman(22)	80,372	*
James F. Ingold(23)	5,442	*
Craig A. Kinley(24)	7,500	—
Edmund L. Quatmann(25)	313	—
All executive officers and directors as a group (14 persons)(26)	1,059,377	5.9%

    *
    Less than 1%.

    (1)
    Except as otherwise indicated below, the address for each director and executive officer is 1901 North Roselle Road, Suite 500, Schaumburg, Illinois 60195.

    (2)
    Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table.

    (3)
    As reflected in a Form 4 filed on March 18, 2009 with respect to its holdings on March 16, 2009. Silver Point Capital, L.P., a Delaware limited partnership, is the investment manager of Silver Point Capital Fund, L.P. and Silver Point Capital Offshore Fund, Ltd. (collectively, the "Silver Point Funds"). By virtue of its status as investment manager, Silver Point Capital, L.P. may be deemed to be the beneficial owner of the common stock held by the Silver Point Funds. Silver Point Capital Management, LLC is the general partner of Silver Point Capital, L.P. and as a result may be deemed to be the beneficial owner of the common stock held by the Silver Point Funds. Messrs. Edward Mule and Robert O'Shea are partners of Silver Point Capital, L.P. and have voting and investment power with respect to the shares of common stock held by the Silver Point Funds. They may be deemed to be the beneficial owners of the common stock held by the Silver Point Funds. The address for Silver Point Capital, L.P. is 2 Greenwich Plaza, Greenwich, Connecticut 06830.

    (4)
    As reflected in a Schedule 13G/A filed on February 17, 2009 with respect to its holdings on December 31, 2008. The filing relates to securities owned directly or indirectly by (i) American International Group, Inc. ("AIG"), a Delaware corporation; (ii) AIG Global Asset Management Holdings Corp. ("AIG GAMH"), a Delaware corporation; and (iii) AIG Global Investment Corp. ("AIG GIC"), a New Jersey corporation. AIG GAMH and AIG GIC are subsidiaries of AIG. The address for AIG and AIG GAMH is 70 Pine Street, New York, NY 10270. The address for AIG GIC is 175 Water Street, New York, NY 10038.

    (5)
    As reflected in a Schedule 13G/A filed on February 17, 2009 with respect to its holdings on December 31, 2008. The filing relates to securities owned directly or indirectly by (i) Tracer Capital Management L.P. ("Tracer"), a Delaware limited partnership; (ii) Tracer Capital Offshore Fund Ltd. ("Tracer Offshore"), a Cayman Islands exempted company; (iii) Riley McCormack; and (iv) Matt Hastings. The sole power to vote or direct the vote of the entire shareholding and the sole power to dispose of or direct the disposal of the entire shareholding has been delegated to Tracer for Tracer Offshore and other unregistered funds managed by Tracer. Messrs. McCormack and Hastings, as the sole limited partners of Tracer and the sole managing members of TCM and Company, LLC, the general partner of Tracer, control Tracer. The securities reported as beneficially owned by Mr. McCormack include 200,000 shares held in personal accounts. The address for Tracer and Messrs. McCormack and Hastings is 540 Madison Avenue, 33rd Floor, New York, New York 10022. The address for Tracer Offshore is c/o Goldman Sachs Administration Services Gardenia Court, Suite 3307, 45 Market Street, Camana Bay, P.O. Box 896, KY1-1103, Cayman Islands.

    (6)
    As reflected in a Schedule 13G/A filed on January 16, 2009 with respect to holdings on December 31, 2008. The filing relates to (i) securities owned directly by Greywolf Capital Partners II LP, a Delaware limited partnership ("Greywolf Capital II"), (ii) Greywolf Capital Overseas Master Fund, a Cayman Islands exempted company ("Greywolf Master Overseas"), (iii) GCP II SPV I, a Cayman Islands exempted company ("GCP II SPV I"), and (iv) GCOF SPV I, a Cayman Islands exempted company ("GCOF SPV I", and collectively with Greywolf Capital II, Greywolf Master Overseas and GCP II SPV I, the "Greywolf Funds"). Greywolf Advisors LLC, a Delaware limited liability company (the "General Partner"), is the general partner of Greywolf Capital II, and, as such, may be deemed to be the beneficial owner of all shares owned by Greywolf Capital II. Greywolf Capital Management LP, a Delaware limited partnership (the "Investment Manager"), is the investment manager of the Greywolf Funds and, as such, may be deemed to be the beneficial owner of all shares owned by the Greywolf Funds. Greywolf GP LLC, a

      Delaware limited liability company (the "Investment Manager General Partner"), is the general partner of the Investment Manager and, as such, may be deemed to be the beneficial owner of all shares owned by the Greywolf Funds. Jonathan Savitz is the senior managing member of the General Partner and the sole managing member of the Investment Manager General Partner and, as such, may be deemed to be the beneficial owner of al shares owned by the Greywolf Funds. Each of the General Partner, the Investment Manager, the Investment Manager General Partner and Mr. Savitz disclaims beneficial ownership of any shares of common stock owned by the Greywolf Funds. The address for Greywolf Capital II, GCP II SPV I, GCOF SPV I, the General Partner, the Investment Manager, the Investment Manager General Partner and Mr. Savitz is 4 Manhattanville Road, Suite 201, Purchase, NY 10577. The address for Greywolf Master Overseas is Queensgate House, South Church Street, P.O. Box 1234, George Town, Grand Cayman.

    (7)
    As reflected in a Schedule 13D/A filed on May 18, 2007 with respect to its holdings on May 16, 2007. Apollo Management IV, L.P. manages the funds held by Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, the "Apollo Funds"). The managing general partner of the Apollo Funds is Apollo Advisors IV, L.P., a Delaware limited partnership, the general partner of which is Apollo Capital Management IV, Inc., a Delaware corporation. The directors and principal executive officers of Apollo Capital Management IV, Inc. are Messrs. Leon D. Black and John J. Hannan. Each of Messrs. Black and Hannan disclaims beneficial ownership of the shares of common stock owned by the Apollo Funds. The address for the Apollo Funds is 9 West 57th Street, 43rd Floor New York, NY 10019.

    (8)
    As reflected in a Schedule 13G filed on May 29, 2007 with respect to its holdings on December 31, 2006. The filing relates to securities owned directly by (i) 3V Capital Management LLC ("3V"), a Delaware limited liability company, (ii) Scott A. Stagg, and (iii) Gary Katcher. Messrs. Stagg and Katcher are both Managing Members of 3V. The address for 3V, and Messrs. Stagg and Katcher is 3 Greenwich Office Park, Greenwich, Connecticut 06831.

    (9)
    As reflected in a Schedule 13G filed on February 5, 2009 with respect to its holdings on December 31, 2008. The filing relates to securities owned directly or indirectly by (i) Barclays Global Investors, NA and (ii) Barclays Global Fund Advisors. The address for Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, California 94105.

    (10)
    As reflected in a Schedule 13G filed on February 14, 2008 with respect to its holdings on December 31, 2007. The filing relates to securities owned directly by Reed Conner & Birdwell, LLC ("RCB"). The principal executive officers of RCB are Messrs. Donn B. Conner and Jeffrey Bronchick. The address for RCB is 11111 Santa Monica Boulevard, Suite 1700, Los Angeles, CA 90025.

    (11)
    As reflected in a Schedule 13G filed on February 5, 2009 with respect to its holdings on December 31, 2008. The filing reflects securities beneficially owned by certain operating units (collectively, the "Goldman Sachs Reporting Units") of The Goldman Sachs Group, Inc. and its subsidiaries and affiliates (collectively, "GSG"). The Goldman Sachs Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reporting Units or their employees have voting or investment discretion, or both and (ii) certain investment entities of which the Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units. The address for GSG is 85 Broad Street, New York, NY 10004.

    (12)
    Includes 338,926 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date and 40,750 shares of restricted stock subject to vesting.

    (13)
    Includes 36,868 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date.

    (14)
    Consists of 36,868 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date.

    (15)
    Consists of 28,535 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date.

    (16)
    Consists of 30,930 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date.

    (17)
    Includes 16,875 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date.

    (18)
    Consists of 10,625 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date.

    (19)
    Consists of 18,955 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date. Mr. Zinterhofer is a partner with Apollo Management, L.P. and disclaims beneficial ownership of the securities owned by the Apollo Funds.

    (20)
    Includes 130,813 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date and 13,719 shares of restricted stock subject to vesting.

    (21)
    Includes 63,125 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date and 25,259 shares of restricted stock subject to vesting.

    (22)
    Includes 71,272 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date and 7,600 shares of restricted stock subject to vesting.

    (23)
    Consists of 3,542 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date and 1,900 shares of restricted stock subject to vesting.

    (24)
    Excludes 5,000 shares of common stock held by Mr. Kinley's wife, for which Mr. Kinley disclaims beneficial ownership. Mr. Kinley ceased to be our Senior Vice President of Engineering and Network Operations as of October 10, 2008.

    (25)
    Mr. Quatmann ceased to be our Senior Vice President, General Counsel and Secretary as of June 30, 2008.

    (26)
    Includes 802,895 shares of common stock issuable upon the exercise of stock options exercisable on April 17, 2009 or within 60 days of such date and 103,728 shares of restricted stock subject to vesting.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers.

        The following table sets forth information concerning our executive officers as of the date of this proxy statement. Our executive officers are elected annually by our Board of Directors and serve until their successors are duly elected and qualified.

Name	Age	Position
Timothy M. Yager	39	Director, President and Chief Executive Officer
Stebbins B. Chandor, Jr.	49	Executive Vice President and Chief Financial Officer
Conrad J. Hunter	51	Executive Vice President and Chief Operating Officer
Brian J. O'Neil	48	Senior Vice President, General Counsel and Secretary
John J. Peterman	48	Senior Vice President of Sales
David L. Zylka	48	Senior Vice President of Engineering and Network Operations
James F. Ingold	44	Vice President and Controller

        Set forth below is a brief description of the present and past business experience of each person who serves as an executive officer of iPCS and who is not also serving as a director.

        Stebbins B. Chandor, Jr. has been our Executive Vice President and Chief Financial Officer since March 2004. Prior to August 2005, Mr. Chandor was also responsible for iPCS's operations. Previously, he was Senior Vice President, Chief Financial Officer of iPCS (and its predecessor) from March 2000 until November 30, 2001, the closing date of our acquisition by AirGate PCS, Inc. From August 1995 to March 2000, Mr. Chandor was Senior Vice President and Chief Financial Officer for Metro One Telecommunications, Inc., a publicly traded provider of enhanced directory assistance and information services to the wireless telecommunications industry. From June 1985 to August 1995, Mr. Chandor served in various corporate finance capacities with BA Securities, Inc., a wholly owned subsidiary of BankAmerica Corporation, and affiliated or predecessor firms including Bank of America and Continental Bank N.A.

        Conrad J. Hunter  has been our Executive Vice President and Chief Operating Officer since August 2007. From February 2000 until July 2007, Mr. Hunter was a Vice President of United States Cellular Corporation, most recently Vice President—Midwest Operations. Prior to joining United States Cellular Corporation, Mr. Hunter was Vice President and General Manager of the Virginia region of PrimeCo PCS from March 1999 to February 2000.

        Brian J. O'Neil  has been our Senior Vice President, General Counsel and Secretary since August 2008. Prior to joining iPCS, Mr. O'Neil served in the corporate matters group of Accenture Ltd, a global management consulting, technology services and outsourcing company, from August 2001 to August 2008. From 1994 until 2001, Mr. O'Neil was a partner in the corporate and securities practice at the law firm of Schwartz Cooper Chartered in Chicago, Illinois, and from 1986 until 1994, he practiced in the corporate finance group at the law firm of Chapman and Cutler LLP in Chicago, Illinois.

        John J. Peterman  has been our Senior Vice President of Sales since August 2004. From June 2004 until August 2004, Mr. Peterman was the Vice President for Business Development for ClearLinx Network Corporation, a wireless networking company. From November 1998 until June 2004, he was Vice President of the Midwest Region of American Tower Corporation, a publicly held owner and operator of broadcast and wireless communications sites. Prior to November 1998, Mr. Peterman was Vice President of Sales and Distribution with 360 Communications (formerly Sprint Cellular), and from 1989 to 1996, he managed most of Sprint Cellular's wireless operations in Ohio.

        David L. Zylka  has been our Senior Vice President of Engineering and Network Operations since October 2008. In December 2006, Mr. Zylka was a founding partner of Academy Telecom, a wireless engineering services and project management company. From January 2000 to December 2006, Mr. Zylka was the Chief Technology Officer and Vice President-Engineering and Operations for UbiquiTel, a former Sprint PCS Affiliate. From January 1999 to December 1999, Mr. Zylka served as Vice President of Engineering for Frontier Cellular Communications in Rochester, New York. Before he joined Frontier, Mr. Zylka held several management positions at Comcast Cellular Communications in Philadelphia, PA from 1991 to 1998. His most recent position at Comcast was Vice President of Operations and Performance Engineering for the wireless network. Prior to Comcast, Mr. Zylka was a Communications Officer in the US Army.

        James F. Ingold  has been our Vice President and Controller since January 2008. From August 2003 to January 2008, he was the Corporate Controller for Littelfuse, Inc., a publicly-traded manufacturer of electronic products. From January 1999 to August 2003, he was the Director of Accounting for FleetPride, Inc., a retailer and distributor of truck parts. From July 1990 to January 1999, he held various corporate financial positions with Tenneco Packaging, Inc., a publicly-traded manufacturer of consumer and specialty-packaging products, which has since changed its name to Pactiv Corporation. Prior to July 1990, he was an accountant with Deloitte & Touche LLP.

Compensation Discussion & Analysis.

        Overview of 2008 Financial Performance.    Despite a challenging economic environment in 2008, iPCS had total revenue of $525.5 million with a net loss of $9.8 million compared to total revenue of $538.1 million with a net loss of $69.3 million for 2007. Our 2008 Adjusted EBITDA was $82.1 million compared to $80.6 million in 2007, which included Sprint Nextel litigation related expenses and severance of approximately $13.1 million in 2008 and $2.4 million in 2007.

        Our 2008 Named Executive Officers.    In 2008, our named executive officers were:

  •
  Timothy Yager, our President and Chief Executive Officer;

  •
  Stebbins B. Chandor, our Executive Vice President and Chief Financial Officer;

  •
  Conrad J. Hunter, our Executive Vice President and Chief Operating Officer;

  •
  John J. Peterman, our Senior Vice President of Sales;

  •
  James F. Ingold, our Vice President and Controller;

  •
  Craig A. Kinley, our former Senior Vice President of Engineering and Network Operations; and

  •
  Edmund L. Quatmann, Jr., our former Senior Vice President, General Counsel and Secretary

        Messrs. Kinley and Quatmann resigned from iPCS during 2008. Primarily because their successors did not commence employment with iPCS until the latter portion of 2008, Mr. Ingold became one of our named executive officers for 2008. Mr. Ingold's terms of employment and cash compensation for 2008 were established in his December 2007 offer letter by iPCS management and his stock option award was approved by the Compensation Committee.

        Philosophy and Key Objectives.    iPCS's compensation philosophy is designed to provide incentives to and reward our executive officers in order to accomplish our primary objective of creating value for our stockholders in both the short and long-term. To achieve these objectives, the Compensation Committee approves cash compensation, which it believes is competitive, to attract and retain the highest quality executive officers, provides variable pay opportunities through target cash incentive bonuses and equity grants that motivate and reward our executives for superior performance and establishes an appropriate relationship between awards under executive cash and equity compensation plans that align the performance goals under the plans with iPCS's objectives. Because iPCS operates in a highly competitive and challenging wireless telecommunications subscriber environment, iPCS's compensation packages are designed to attract and retain talented executives who can execute iPCS's business strategy. The Compensation Committee has not adopted any formula for the allocation of compensation between current and long-term payout or between cash and non-cash elements.

        Peer Group Analysis and Compensation Consultant.    The Compensation Committee analyzes market data and evaluates individual executive performance with a goal of setting compensation at levels it believes, based on its general business and industry knowledge and experience, are comparable with total compensation levels of executives in other companies of similar size operating in the wireless telecommunications and general industry. The Compensation Committee engages a compensation consulting firm to provide guidance regarding competitive total compensation practices, industry peer analysis, trends and current economic practices, equity plan analysis and related recommendations. Using this guidance and peer group total compensation information as a point of reference, the Compensation Committee then focuses on iPCS and individual executive performance in determining each component of annual compensation.

        For 2008 and 2009 compensation determinations, the Compensation Committee engaged Hewitt Associates as its compensation consulting firm. Under the direction of the Compensation Committee, our Chief Executive Officer and various other members of our senior management support the work of the compensation consulting firm and, among other things, explain the roles and responsibilities of the iPCS executive officers to ensure more valid peer group executives compensation comparisons.

        Hewitt utilized two peer groups of public companies selected in January 2008 for the purpose of analyzing target 2008 total compensation. One group included nine companies in the wireless telecommunications industry listed in the table below. These wireless companies were selected because of their comparability to iPCS on the basis of revenue, market capitalization and EBITDA. They had 2006 median revenue of $853 million. The second peer group consisted of 22 public companies, listed below, from Hewitt's Total Compensation Measurement database with 2006 median revenue of $655 million. The second peer group from Hewitt's Total Compensation Measurement database was used because of the modest number of comparable wireless companies and because the compensation data from the wireless companies was limited to positions for which compensation was disclosed in proxy statements. In addition, iPCS competes for executive talent with companies not limited to those in the wireless industry and the Compensation Committee believes it is relevant to review broader public company compensation data. Hewitt compared the financial performance of the companies in these two peer groups on several reported financial metrics against those of iPCS. Hewitt calculated the median for various components of compensation for each of these peer groups and for purposes of comparison to iPCS used the average of the two medians.

Wireless Telecommunications Peer Group	Hewitt Total Compensation Measurement Database Peer Group
Centennial Communications Corp.	A. T. Cross Company	Mine Safety Appliances Co
Dobson Communications Corp.	ACI Worldwide	Neenah Paper, Inc.
Inphonic, Inc.	Adams Respiratory Therapeutics, Inc.	OMNOVA Solutions Inc.
Leap Wireless International, Inc.	Alpharma Inc.	Powerwave Technologies, Inc.
MetroPCS Communications, Inc.	Black Hills Corporation	RARE Hospitality
Ntelos Holdings Corp.	ESCO Technologies Inc.	RehabCare Group, Inc.
Rural Cellular Corp.	Global Payments Inc.	Sypris Solutions, Inc.
SunCom Wireless Holdings, Inc.	Graco Inc.	Thermadyne Holdings
USA Mobility, Inc.	IHS Group	Viad Corp
	Kaydon Corporation	Woodward Governor Company
	Milacron Inc.	Zebra Technologies Corporation

        For 2008, Hewitt determined that, at the median of the combined peer group data, iPCS's 2007 senior executive compensation was 6% below Hewitt's market estimate in base salary, 12% below its market estimate in target total cash compensation and 22% below its market estimate in target total compensation which includes long-term incentives. The Compensation Committee considered Hewitt's conclusions in its 2008 compensation decisions discussed below.

        iPCS's Compensation Program Elements.    The components of our compensation for executive officers include base salary, annual cash incentive bonuses and long-term incentive compensation in the form of equity grants. Other benefits and perquisites are not a meaningful element of compensation.

        Each of iPCS's named executive officers is party to an employment agreement, except our Vice President and Controller who is employed at will pursuant to the terms of employment reflected in an offer letter and whose compensation is determined as described under "Executive Compensation—Employment Contracts; Employment Terms."

        Each of the employment agreements provides for a minimum annual base salary, a target annual incentive bonus and an initial grant of options under the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan. Each of the employment agreements was amended in December 2008 to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended.

        Base Salary.    Under the employment agreement for a named executive officer, the initial base salary was established through negotiation at the time the executive was hired, taking into account the executive's qualifications, experience, prior salary and competitive salary information. The base salary of each named executive officer (other than the Chief Executive Officer) is reviewed by the Chief Executive Officer each year and, following such review, the annual base salary may be adjusted upward, but not decreased by the Compensation Committee. The Compensation Committee also reviews the base salary of the Chief Executive Officer. Although the Compensation Committee does not use a formula or follow pre-set guidelines when determining whether to increase a named executive officer's annual base salary, it generally takes into account the following factors:

  •
  compensation consultant's competitive assessments and other available market data;

  •
  internal review of the named executive officer's compensation, taking into account the named executive officer's specific responsibilities; and

  •
  the recommendation of the Chief Executive Officer based on his assessment of the individual performance of the named executive officer.

The annual base salary of our Vice President and Controller is reviewed each year by iPCS management and may be adjusted based on such review. Management does not use a formula or follow pre-set guidelines in determining the amount of base salary of the Vice President and Controller but rather considers a number of factors including, without limitation, competitive assessments and relevant market data, internal review of performance and recommendations of the Chief Financial Officer based on his assessment of the individual performance of the Vice President and Controller.

        In late January 2008, after reviewing and considering Hewitt's findings, the Compensation Committee increased the base salary of the Chief Executive Officer for 2008 by approximately 10% based on iPCS's and his performance for the prior year. Hewitt's findings reflected that the base salary of the Chief Executive Officer was 19% below median base salary of the combined peer group. The 2008 10% increase still kept the Chief Executive Officer below the median on the base salary component of his compensation and resulted in his total compensation being more oriented to variable compensation than fixed compensation compared to the median of the combined peer group. Additionally, after reviewing and considering Hewitt's findings and the recommendations of the Chief Executive Officer based on such officer's performance for the prior year, the Compensation Committee increased the base salaries of the other named executive officers for 2008 by approximately 1% to 5%, except that there was no salary increase for our Executive Vice President and Chief Operating Officer because he joined iPCS in August 2007. In 2008, iPCS management did not increase the base salary of our Vice President and Controller, who commenced employment with iPCS in January 2008. The Compensation Committee believed that the above range was appropriate based on market data that it reviewed. Base salary accounted for approximately 48% to 65% of each named executive officer's total cash compensation in 2008, depending on that executive's role with iPCS.

        Annual Performance Bonus.    The employment agreement for a named executive officer provides for his participation in the executive compensation strategy and incentive design plan (the "Incentive Plan"), which is an annual incentive cash compensation plan based on iPCS's annual financial and operating business plan expressed in certain operational and financial goals established for each year before the end of March. Mr. Ingold is not eligible to participate in the Incentive Plan under the terms of his employment. The objective of the Incentive Plan is to motivate and retain executives who could, through their individual and collective efforts, help iPCS achieve its principal financial and operating performance goals. The Compensation Committee believes that basing annual cash bonuses for executive officers on pre-determined company performance metrics establishes a direct and powerful link between our executives' pay and our financial and operational success. The Compensation Committee further believes that the achievement of the goals for these operating performance metrics are closely correlated to the creation of longer term stockholder value as these metrics are reported by iPCS and tracked by investors.

        For 2008, the performance metrics of the Incentive Plan were weighted as follows:

  •
  60%—Fully Adjusted EBITDA, which is Adjusted EBITDA excluding Sprint Nextel litigation-related expenses and other non-recurring or non-cash charges that are publicly identified by us. "Adjusted EBITDA" means earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, and stock-based compensation expense;

  •
  30%—Fourth quarter local service revenue ("4Q LSR"), which is our service revenue for the fourth quarter of 2008 as reported on our Consolidated Statements of Operations; and

  •
  10%—individual performance goals related to each executive's responsibilities.

        The Compensation Committee believes that:

  •
  using Fully Adjusted EBITDA, a performance metric derived from Adjusted EBITDA (which is a measure used by the investment community in the telecommunications industry for comparability), provides the most valid measurement of financial performance for our business. Because of our substantial Sprint Nextel litigation-related expenses, Fully Adjusted EBITDA is a more relevant operational metric for incentive compensation than Adjusted EBITDA.

  •
  using 4Q LSR is a valid operational performance metric because the portion of our service revenue attributable to our subscribers is the component of our total revenue which our named executive officers have the greatest ability to influence through their execution of our business strategy. Our management team does not have the ability at this stage of our network build-out to meaningfully increase our roaming revenue. We focus on this metric for the fourth fiscal quarter only because we believe that the fourth fiscal quarter local service revenue provides the most valid comparative measurement of our management's efforts during the entire fiscal year to increase local service revenue.

  •
  using individual performance goals as a performance metric appropriately encourages each named executive officer to focus on business opportunities relating to the specific responsibilities assumed by such executive.

        For 2008, the target for Fully Adjusted EBITDA was $100 million—the approximate midpoint of iPCS's initial guidance range provided to the public by iPCS. The target for 4Q LSR for 2008 was $100 million. Annual bonuses paid to our named executive officers under the Incentive Plan are based on iPCS's achievement of these specific financial performance goals established by the Compensation Committee. Target bonus percentages for our named executive officers under the Incentive Plan were established in each named executive officer's employment agreement as a percentage of each individual executive's base salary. Under the employment agreement for a named executive officer, a formula that assigns relative weights to the attainment of these metrics determines the percentage within the range of 50% to 200% at which the target bonus is paid for each executive. This formula is referred to by iPCS as the "executive scorecard."

        As part of the annual compensation review process in late January 2008, the Compensation Committee increased the target bonus percentage applicable to 2008 for Mr. Yager to 100%, Mr. Hunter to 65% and Messrs. Peterman, Kinley and Quatmann to 50%, in order to create a stronger link between these executives' compensation and iPCS's performance and to align their incentive compensation opportunities more closely with market levels.

        In January and February 2009 the Compensation Committee evaluated iPCS's actual performance for 2008 against the Fully Adjusted EBITDA and 4Q LSR goals and each named executive officer's individual goals and approved the payments under the Incentive Plan for 2008 to our named executive officers who remained employed by iPCS at December 31, 2008 at 110% of each executive's target for 2008. The Compensation Committee determined that iPCS performed at 94% of the Fully Adjusted EBITDA target and at 144% of the 4Q LSR target. While a portion of the amount attributable to the January 2009 settlement of certain 2008 disputes with Sprint Nextel will be recognized in the quarter ended March 31, 2009 for financial reporting purposes, the Compensation Committee believed that the 2009 portion attributable to the settlement should be included solely for purposes of its 2008 compensation determinations. The inclusion of the 2009 portion of the settlement increased Fully Adjusted EBITDA by $4.3 million and 4Q LSR by $600,000 for 2008. The Compensation Committee further determined that each named executive officer met or exceeded his respective individual performance goals for 2008 and the Compensation Committee awarded 100% of the targeted amount for this performance metric. As Messrs. Kinley and Quatmann were not employed by iPCS as of December 31, 2008, they did not receive a payment under the Incentive Plan for 2008.

        Pursuant to the employment agreement for a named executive officer, the Compensation Committee may use its discretion to increase or decrease each executive's bonus payable under the Incentive Plan by an amount equal to 20% of such executive's base salary based on a review of each executive's individual performance. For 2008, the Compensation Committee did not choose to exercise such discretion to authorize increases to the bonus payable under the Incentive Plan.

        Mr. Ingold is not eligible to participate in the Incentive Plan. iPCS Management determined to pay Mr. Ingold a bonus relating to his performance during 2008, pursuant to its separate employee bonus program, of 35% of his actual 2008 salary plus an additional discretionary bonus in the amount of $15,231.

        Performance bonuses under our Incentive Plan accounted for approximately 35-52% of each named executive officer's total cash compensation in 2008 depending on that executive's role with us.

        Long-Term Incentive Compensation.    iPCS provides long-term incentive compensation to its named executive officers through the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan (the "2004 Plan"). The 2004 Plan is administered by the Compensation Committee. In March 2008, the Compensation Committee recommended to the Board the approval of the 2004 Plan, which provided for the reservation of an additional 600,000 shares of common stock subject to approval by our stockholders at the May 22, 2008 annual meeting. The Compensation Committee believed that the reservation of these additional shares was necessary for the continuation of equity grants to achieve the compensation objectives of iPCS.

        The Compensation Committee's awards to named executive officers under the 2004 Plan in 2008 vest over four years.

        While our intent for awards under the 2004 Plan is to reduce officer and employee turnover and to retain the knowledge and skills of our key employees, at December 31, 2008, the exercise price of all outstanding options held by named executive officers exceeded the closing price our common stock. The size and timing of equity awards is based on a variety of factors, including iPCS's overall performance, the recipient's individual performance and information about the compensation paid by our peer companies, including the value of such awards granted to comparable executive officers of peer companies. Generally, equity awards are made during the first quarter of each calendar year when results for the prior year are available.

        For 2008, the Compensation Committee awarded stock options to each of the named executive officers. The value of the awards was set by reference to long-term incentive compensation market data at the median of the combined peer groups.

        Other Benefits.    Perquisites are not a significant component of compensation for our named executive officers. The employment agreement with a named executive officer provides for benefits, such as retirement, health and other fringe benefits that are provided to executive employees, reimbursement of business expenses, limited reimbursement of legal and financial planning expenses for Mr. Yager only, and other perquisites as may be approved by the Board from time to time. We do not maintain any pension plans or plans that provide for the deferral of compensation other than the 401(k) plan in which executives are eligible to participate on the same basis as other employees of iPCS.

        Policy for Equity Award Grants.    The equity award grants in late January 2008 were made at a scheduled meeting of the Compensation Committee when iPCS's 2007 preliminary financial performance was available to be reviewed by the Compensation Committee. These grants were made at an exercise price equal to the closing price of the stock on the date of grant. Grants made to new hires have an exercise price equal to the closing price on the initial date of employment.

        Policy on Deductibility of Executive Officer Compensation and Consideration of Accounting Treatment.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1.0 million paid in any year to a company's Chief Executive Officer and the three other most highly compensated officers, not including the Chief Financial Officer. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limitation if certain requirements are met. The iPCS, Inc. 2004 Second Amended and Restated Long-Term Incentive Plan is qualified so that certain of the awards under this plan constitute performance-based compensation not subject to the deduction limit under Section 162(m). Awards of restricted stock which are subject to service-based vesting are not performance-based compensation. While pre-established performance-based criteria are used under the annual incentive cash compensation plan, this incentive compensation is not eligible for the performance-based deduction because the plan has not been approved by iPCS stockholders. Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), the Compensation Committee generally seeks to structure long-term incentive compensation granted to iPCS's executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). The Compensation Committee has not taken any action to limit or restructure the elements of cash compensation payable to iPCS's executive officers so that it will qualify as deductible under Section 162(m). For 2008, approximately $407,000 or 14% of Mr. Yager's total compensation was not deductible and all amounts paid to other named executive officers were deductible. Moreover, the Compensation Committee considers the financial accounting treatment to iPCS of various elements of compensation as one of several factors in its determination of the amount and form of compensation.

        Stock Ownership and Compensation Clawback.    The Compensation Committee has not established stock ownership guidelines for directors or executives nor adopted a policy to prohibit hedging the economic risk of ownership. Moreover, the Compensation Committee has not adopted a policy for adjustment or recovery of awards or payments if the executive scorecard measures or other financial results are adjusted or restated following the award or payment in a manner which would reduce the amount of the underlying award.

        Potential Payments Upon Termination or Change-In-Control.    Changes in employment status such as termination, death or disability, change-in-control or retirement can trigger a benefit or accelerate a benefit for our salaried employees, including the named executive officers. These payments as of December 31, 2008 are set forth in the table entitled "Potential Payments Upon Termination or Change-in-Control" below. As Messrs. Kinley and Quatmann were not employed by iPCS as of December 31, 2008, they were not eligible for these payments.

        In general, pursuant to the terms of a named executive officer's employment agreement, when a named executive officer is terminated by iPCS without cause, or in limited circumstances where the executive terminates his employment with iPCS, the executive is entitled to receive the amounts he has earned during the term of his employment and any benefits allowed as part of our compensation plans. As of December 31, 2008, the amounts that the officer will receive include the following:

  •
  base pay and continuation of health benefits for one year or, if the termination is after a change in control, a lump sum equal to three times base pay for Mr. Yager, two times base pay for Messrs. Chandor and Hunter and one and a half times base pay for Mr. Peterman, and continuation of health benefits for three years for Mr. Yager, two years for Messrs. Chandor and Hunter and one and a half years for Mr. Peterman, provided that, in either case, such amounts shall be discontinued if the executive breaches the non-competition or non-solicitation covenants in the executive's employment agreement;

  •
  a bonus, payable immediately, based on the named executive officer's target level for annual bonuses for the year in which the termination date occurs and, if the termination is after a change in control, a prorated bonus for the then-current calendar year; and

  •
  the immediate partial vesting and acceleration of additional partial vesting, as of the termination date, of those stock options, shares of restricted stock, restricted stock units, stock appreciation rights and other unvested incentive awards then held by the named executive officer as if the executive had completed one additional year of service as of the termination date. In addition, pursuant to individual award agreements under the 2004 Plan, if a named executive officer is terminated for reasons other than death, disability or cause, the executive will have the later of 90 days following termination or the five-year anniversary of the date of the change in control (but in no case longer than the term of the option) in which to exercise any outstanding options.

        Under the employment agreement for a named executive officer, in the event of the death or disability of a named executive officer, the executive will receive the same base pay and health benefits as noted above, a prorated bonus for the then-current calendar year, and the immediate vesting and acceleration of all of the executive's benefits.

        According to the terms of a named executive officer's employment agreement, if there is a change in control of iPCS and a named executive officer is terminated without cause, the executive will be entitled to the payments outlined above. In addition, pursuant to the terms of the 2004 Plan, all of the outstanding stock options and the unvested portion of restricted stock of the named executive officers will immediately vest and become exercisable upon a change in control regardless of termination of employment. If in connection with a change in control, any payments or benefits to which a named executive officer is entitled to receive from us constitute excess golden parachute payments under applicable Internal Revenue Service rules, the executive will receive a payment from us in an amount which is sufficient to pay the parachute excise tax that the executive will have to pay on those parachute payments. In addition, we will pay the executive an amount sufficient to pay the income tax, related employment taxes and any additional excise taxes that the executive will have to pay related to our reimbursement to the executive of the parachute excise tax.

        Under the terms of Mr. Ingold's employment offer letter, he is entitled to receive severance payments and benefits on the same terms as existing employees, which would be calculated based on four weeks of his base salary in the event of his death or disability. His offer letter provides that he is entitled to receive a severance benefit equal to twelve months of his base salary in the event of a change in control.

        2009 Compensation Actions.    In late January 2009, the Compensation Committee, assisted by Hewitt, completed its compensation review process. As a result of that process, in light of current economic conditions, the Compensation Committee determined that there would be no increases to the base salaries of the named executive officers, other than Mr. Ingold. iPCS management determined to increase Mr. Ingold's base salary by $2,500 for 2009. At the January 2009 meeting, the Compensation Committee increased the target bonus percentage under the Incentive Plan for Mr. Hunter to 75% of his base salary.

        In March 2009, the Compensation Committee granted non-qualified stock options to the named executive officers covering an aggregate of 212,672 shares of iPCS common stock and 59,900 restricted shares of iPCS common stock. These stock options vest quarterly over four years and the shares of restricted stock vest 100% on the second anniversary of the grant date. The amount and type of these grants were recommended to our Compensation Committee by Mr. Yager (except with respect to his own grant) and were considered by Hewitt in connection with its assessment of iPCS's current and proposed total compensation.

Compensation Committee Report.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Ryan L. Langdon (Chairman) Mikal J. Thomsen Eric L. Zinterhofer

        The report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent iPCS specifically requests that the information be treated as soliciting material or incorporates this item therein by reference.

Executive Compensation.

        The following table shows the compensation that we paid, for the year ended December 31, 2008, to: (1) our President and Chief Executive Officer; (2) our Executive Vice President and Chief Financial Officer; (3) each of our three most highly compensated executive officers; (4) our former Senior Vice President of Engineering and Network Operations; and (5) our former Senior Vice President, General Counsel and Secretary. We refer to these individuals collectively as the "Named Executive Officers." The table shows amounts paid to the Named Executive Officers for all services provided to iPCS and its subsidiaries.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Timothy M. Yager	2008	$493,269	—	$352,870	$1,484,508	$544,500	$17,431	$2,892,518
Director, President and Chief	2007	$449,712	—	$352,870	$2,419,766	$360,000	$14,097	$3,596,445
Executive Officer	2006	$433,370	$60,900	—	$363,125	$211,628	$10,036	$1,079,059

Stebbins B. Chandor, Jr.	2008	$329,423	—	$107,121	$663,025	$235,950	$16,985	$1,352,505
Executive Vice President	2007	$314,711	—	$107,121	$1,427,807	$204,750	$11,905	$2,066,294
and Chief Financial Officer	2006	$299,038	$18,900	—	$199,691	$125,100	$9,419	$652,148

Conrad J. Hunter	2008	$340,210	—	$149,600	$551,802	$243,099	$25,007	$1,309,718
Executive Vice President and Chief Operating Officer	2007	$129,461	$50,000	$74,800	$156,081	$85,000	$1,243	$496,585

John J. Peterman	2008	$244,955	—	$60,492	$318,391	$134,750	$25,529	$784,117
Senior Vice President	2007	$241,577	—	$60,492	$563,922	$96,800	$22,488	$985,279
of Sales	2006	$219,519	$17,140	—	$134,375	$61,160	$10,236	$442,430

James F. Ingold Vice President and Controller(4)	2008	$170,769	$35,231	—	$28,150	$59,769	$3,131	$297,050

Craig A. Kinley	2008	$196,616	—	$45,369	$222,751	—	$19,561	$484,296
Senior Vice President of	2007	$209,520	—	$60,492	$350,475	$84,000	$13,004	$717,491
Engineering and Network Operations(5)	2006	$184,461	$12,950	—	$58,100	$51,430	$9,036	$315,977

Edmund L. Quatmann, Jr.	2008	$136,727	—	$31,506	$238,349	—	$12,094	$418,676
Senior Vice President,	2007	$244,616	—	$63,013	$362,697	$98,000	$14,656	$782,982
General Counsel and Secretary(6)	2006	$224,327	$18,000	—	$154,582	$62,550	$10,221	$469,680

(1)
The amounts in this column are calculated in accordance with Statement of Financial Accounting Standards, No. 123R, "Share-Based Payment" ("FAS 123R") and equal the financial statement compensation cost for awards as reported in our consolidated statement of operations for the year. The amounts do not represent cash payments made to the executive or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of awards granted to employees is recognized ratably over the applicable service period generally corresponding with the vesting schedule of the grant. The assumptions used in the calculation of these amounts for stock option awards are disclosed in Note 11 to our Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K.

(2)
The amounts in this column relate to cash awards granted under the 2006, 2007 and 2008 executive compensation strategy and incentive design plans, respectively.

(3)
The amounts in this column for 2008 include $9,200 in matching contributions to each of the executives' accounts in the 401(k) Plan, except for matching contributions to Mr. Ingold's account which totaled $3,131; premiums we paid on behalf of the executives for health, vision, dental and supplemental disability insurance; and the personal portion of expenses related to business trips. Mr. Peterman received a car allowance of $9,000. Mr. Kinley received $4,000 in consulting fees following his resignation.

(4)
Mr. Ingold began serving as our Vice President and Controller as of January 21, 2008.

(5)
Mr. Kinley ceased to be our Senior Vice President of Engineering and Network Operations as of October 10, 2008.

(6)
Mr. Quatmann ceased to be our Senior Vice President, General Counsel and Secretary as of June 30, 2008.

Grants of Plan-Based Awards for Fiscal Year 2008

						All other option awards: number of securities underlying options(2) (#)
		Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)		Exercise or base price of option awards ($/Sh)
								Grant date fair value of stock and option awards(3)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)
Timothy M. Yager	1/30/08	$247,500	$495,000	$990,000	—	200,000	$25.29	$2,130,000
Stebbins B. Chandor, Jr.	1/30/08	$107,250	$214,500	$429,000	—	92,000	$25.29	$979,800
Conrad J. Hunter	1/30/08	$110,500	$221,000	$442,000	—	90,000	$25.29	$958,500
John J. Peterman	1/30/08	$61,250	$122,500	$245,000	—	42,000	$25.29	$447,300
James F. Ingold	1/22/08	—	$59,769	$71,723	—	10,000	$26.98	$112,600
Craig A. Kinley	1/30/08	$53,750	$107,500	$215,000	—	42,000	$25.29	$447,300
Edmund L. Quatmann, Jr.	1/30/08	$62,500	$125,000	$250,000	—	50,000	$25.29	$532,500

(1)
Non-equity incentive plan awards for 2008 were approved on February 27, 2009 under our Executive Compensation Strategy and Incentive Design Plan, as more fully described in "Compensation Discussion and Analysis—iPCS's Compensation Program Elements—Annual Performance Bonus" above. The actual earned and paid amounts to our named executive officers who remained employed by iPCS at December 31, 2008, other than Mr. Ingold, were at 110% of target (after including, solely for purposes of such calculation, approximately $4.3 million of revenue to be recognized in the quarter ended March 31, 2009, resulting from the January 2009 settlement of certain 2008 disputes with Sprint Nextel) and are reported in the Summary Compensation Table in the column labeled "Non-Equity Incentive Plan Compensation." Each named executive officer's threshold percentage, target percentage and maximum percentage is set forth in the executive's employment agreement. Mr. Ingold's non-equity incentive plan award for 2008 was approved by iPCS management at the maximum payout level pursuant to the terms of his employment offer letter.

(2)
Represents non-qualified stock option awards that vest quarterly over four years with the first vesting occurring on the grant date and then quarterly thereafter commencing with the end of the first full fiscal quarter to have elapsed since the grant date. The expense related to each non-qualified stock option award we recognized for financial statement reporting purposes is included in the Summary Compensation Table under the column labeled "Option Awards." Mr. Ingold's option award was granted in connection with the commencement of his employment in January 2008.

(3)
The amounts shown represent the total fair value of the award calculated in accordance with FAS 123R and do not represent cash payments made to the executives or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of awards granted to employees is recognized ratably over the applicable service period generally corresponding with the vesting schedule of the grant. The assumptions used in the calculation of these amounts are disclosed in Note 11 to our Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K.

Outstanding Equity Awards at December 31, 2008

		Option Awards
						Stock Awards
	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)
Name			Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)(3)
Timothy M. Yager	229,937	—	$8.04	7/20/2014
	35,768	35,768	$39.47	3/7/2017
	50,000	150,000	$25.29	1/30/2018
					14,000	250,040
Stebbins B. Chandor, Jr.	87,598	—	$8.04	7/20/2014
	10,858	10,858	$39.47	3/7/2017
	23,000	69,300	$25.29	1/30/2018
					4,250	75,905
Conrad J. Hunter	26,653	53,035	$29.92	8/7/2017
	22,500	67,500	$25.29	1/30/2018
					12,500	85,750
John J. Peterman	50,000	—	$14.88	8/24/2014
	6,131	6,132	$39.47	3/7/2017
	10,500	31,500	$25.29	1/30/2018
					2,400	42,864
James F. Ingold	2,500	7,500	$26.98	1/22/2018
					—	—
Craig A. Kinley(4)	12,775	—	$8.04	2/5/2009
	5,365	—	$39.47	2/5/2009
	7,875	—	$25.29	2/5/2009
					—	—
Edmund L. Quatmann, Jr	—	—	—	—	—	—

(1)
The vesting schedule for the options is quarterly over four years with the first vesting occurring on the grant date and then quarterly thereafter commencing with the end of the first full fiscal quarter to have elapsed since the grant date. Set forth below is the grant date and the date each award is vested in full for the unexercisable options:

Name	Number of unexercisable options (#)	Grant date	Vesting date (date award is vested in full)
Timothy M. Yager	35,768	3/7/2007	12/31/2010
	150,000	1/30/2008	12/31/2011
Stebbins B. Chandor, Jr.	10,858	3/7/2007	12/31/2010
	69,300	1/30/2008	12/31/2011
Conrad J. Hunter	53,035	8/7/2007	6/30/2011
	67,500	1/30/2008	12/31/2011
John J. Peterman	6,132	3/7/2007	12/31/2010
	31,500	1/30/2008	12/31/2011
James F. Ingold	7,500	1/21/2008	12/31/2011
Craig A. Kinley	—	—	—
Edmund L. Quatmann, Jr.	—	—	—

(2)
The vesting schedule for the stock that has not vested is quarterly over four years with the first vesting occurring on the grant date and then quarterly thereafter commencing with the end of the first full fiscal quarter to have elapsed since the grant date. Set forth below is the grant date and the date each award is vested in full for the stock that has not vested:

Name	Number of shares of stock that have not vested (#)	Grant date	Vesting date (date award is vested in full)
Timothy M. Yager	14,000	3/7/2007	12/31/2010
Stebbins B. Chandor, Jr.	4,250	3/7/2007	12/31/2010
Conrad J. Hunter	12,500	8/7/2007	6/30/2011
John J. Peterman	2,400	3/7/2007	12/31/2010
James F. Ingold	—	—	—
Craig A. Kinley	—	—	—
Edmund L. Quatmann, Jr.	—	—	—
(3)
The aggregate market value of shares that have not vested was computed by multiplying $6.86 (the closing market price of a share of iPCS common stock on December 31, 2008) by the number of unvested shares outstanding as of December 31, 2008, for such executive. Additionally, the market value of shares that have not vested and that were granted prior to May 2007 includes the May 2007 $11.00 per share special dividend related to each unvested share which is paid on the date each share is vested.

(4)
Mr. Kinley ceased to be our Senior Vice President of Engineering and Network Operations as of October 10, 2008. The option expiration date is measured from November 7, 2008, the last day Mr. Kinley was an employee.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
Timothy M. Yager	—	—	7,000	$220,693
Stebbins B. Chandor, Jr.	12,500	$285,650	2,125	$66,982
Conrad J. Hunter	—	—	5,000	$102,638
John J. Peterman	1,096	$21,953	1,200	$37,833
James F. Ingold	—	—	—	—
Craig A. Kinley	—	—	900	$32,475
Edmund L. Quatmann, Jr.	14,000	$103,530	625	$23,434

(1)
The aggregate dollar amount realized on the exercise of option awards was computed by calculating the closing price of our underlying common stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares underlying the options exercised.

(2)
The aggregate dollar amount realized on the vesting of full value awards was computed by multiplying the closing price of our common stock on each of the vesting dates by the number of shares vested. Additionally, the aggregate dollar amount realized on the vesting includes the payment of the May 2007 $11.00 per share special dividend on each share vested, as applicable.

Equity Compensation Plan Information

        We currently maintain two equity compensation plans that provide for the issuance of common stock to officers and other employees, directors and consultants. Each of these compensation plans was approved by our security holders. The following table presents information with respect to our equity compensation plans as of December 31, 2008:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,397,947	$22.80	649,253
Equity compensation plans not approved by security holders	—	—	—

Total	1,397,947	$22.80	649,253

(1)
Consists of the iPCS 2004 long-term incentive plan, as amended, that was implemented pursuant to iPCS's plan of reorganization and initially approved by the security holders on June 30, 2005 and the Horizon PCS 2004 stock incentive plan that was implemented pursuant to Horizon PCS's plan of reorganization and approved by the security holders on September 28, 2006.

        For further information, refer to Note 11 to the consolidated financial statements of Form 10-K for the year ended December 31, 2008.

Employment Contracts; Employment Terms.

        We have entered into employment agreements with each of our named executive officers, except for Mr. Ingold who is employed at will pursuant to the terms of employment reflected in an offer letter. Each of the employment agreements was amended in December 2008 to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended.

        We use a standard employment agreement and, therefore, our employment agreement with a named executive officer is substantially the same, except in the case of Mr. Ingold who is employed pursuant to the terms of an offer letter as summarized separately below. The terms of the employment agreements for Messrs. Kinley and Quatmann are not described herein as their employment with iPCS ceased prior to December 31, 2008. Below is a summary of the material terms of our currently-in-effect standard employment agreement that also sets forth the terms that are unique to each named executive officer:

  •
  5-year term.

  •
  Minimum annual base salary ($495,000 for Mr. Yager, $330,000 for Mr. Chandor, $340,000 for Mr. Hunter and $245,000 for Mr. Peterman).

  •
  Employee is eligible for an annual incentive bonus (100% of annual base salary for Mr. Yager, 75% for Mr. Hunter, 65% for Mr. Chandor and 50% for Mr. Peterman) and is entitled to benefits, such as retirement, health and other fringe benefits that are provided to other executive employees, reimbursement of business expenses, limited reimbursement of legal and financial planning expenses (Mr. Yager only) and other perquisites as may be approved by the Board from time to time.

  •
  Employment may be terminated by employee or us at any time and for any reason. If employment is terminated, employee is entitled to payment of accrued but unpaid salary, vacation pay, unreimbursed business expenses and other items earned and owed to employee by us.

  •
  If employment is terminated as a result of death or disability, employee or employee's estate (in the event of his death) will be paid employee's salary through the first anniversary of the date of death or termination for disability, will receive a lump-sum payment of employee's target incentive bonus and employee's outstanding equity awards will fully vest.

  •
  If employment is terminated by us for reasons other than cause, or if employee terminates employment following a material breach by us of the employment agreement, or after we relocate our business outside of the Chicago metropolitan area, employee will be entitled to (i) continuing payments of employee's salary through the first anniversary of employee's termination, (ii) continuation of health benefits for employee and employee's dependents for the same period, (iii) a lump-sum payment of employee's target incentive bonus and (iv) one year of additional vesting of employee's stock options, shares of restricted stock, restricted stock units, stock appreciation rights and other unvested incentive awards.

  •
  All severance payments pursuant to the employment agreement terminate in the event the employee violates the confidentiality, non-competition or non-solicitation provisions of the employment agreement.

  •
  The employment agreement provides that if, during the one-year period following a change in control (as defined in the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan, discussed below), employee's employment is terminated by us for reasons other than for cause or if employee terminates his employment for good reason, employee will be entitled to (i) a lump sum payment equal to a certain percentage of employee's annual base salary (300% for Mr. Yager, 200% for Messrs. Chandor and Hunter, and 150% for Mr. Peterman), provided, however, that if such change in control is not a change in the ownership or effective control of us within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, then employee shall be entitled to a lump sum payment equal to a lesser percentage of employee's annual base salary (200% for Mr. Yager, 100% for Messrs. Chandor and Hunter, and 50% for Mr. Peterman), (ii) a lump sum payment equal to 100% of employee's target incentive bonus for the year in which the termination occurs, (iii) continuation of employee's and employee's dependents' health benefits, at a cost equal to the amount charged to such employee immediately prior to such change in control, for that portion of a specified period of time (36 months for Mr. Yager, 24 months for Messrs. Chandor and Hunter, and 18 months for Mr. Peterman) following employee's termination during which such employee or employee's dependents, as applicable, remain eligible to receive COBRA coverage, provided that employee properly elects to receive such health benefits, (iv) immediate vesting of employee's outstanding equity-based awards and (v) an amount equal to employee's target incentive bonus that would have been payable for the year in which the termination occurs assuming all performance targets had been satisfied, prorated through employee's termination date.

  •
  In the event that, in connection with a change in control, any payments or benefits to which employee is entitled to receive from us constitute excess golden parachute payments under applicable Internal Revenue Service rules, employee will receive a payment from us in an amount which is sufficient to pay the parachute excise tax that employee will have to pay on those parachute payments. In addition, we will pay employee an amount sufficient to pay the income tax, related employment taxes and any additional excise taxes that employee will have to pay related to our reimbursement to employee of the parachute excise tax.

  •
  Employee must keep all of our confidential information secret and, while he is employed by us and for a period of 12 months after employee's termination of employment, employee will not compete with us in the wireless telecommunications services business in any of the basic trading areas in which we have been granted the right to carry on the wireless telecommunications business, employee will not solicit our customers for a competitive business and employee will not solicit our employees.

        Below is a summary of Mr. Ingold's current employment terms:

  •
  Minimum annual base salary of $187,500.

  •
  Mr. Ingold is eligible for an annual incentive bonus of 35% of annual base salary and is entitled to benefits, such as retirement, health and other fringe benefits that are provided to other employees, reimbursement of business expenses and other perquisites as may be approved by iPCS management, from time to time.

  •
  Mr. Ingold is entitled to receive severance payments and benefits on the same terms as existing employees; however, if a change in control occurs before December 31, 2009, Mr. Ingold will receive a benefit equal to 12 months base salary.

  We have also entered into a retention agreement with Mr. Ingold, dated as of December 23, 2008, whereby Mr. Ingold is eligible to receive, in addition to any other severance payments or benefits for which he may be eligible, a retention bonus in an amount equal to six months' compensation in the event that (i) there is a change in control of iPCS on or after January 1, 2010 and (ii) either Mr. Ingold remains employed 120 days following the change in control or Mr. Ingold is terminated (other than a termination due to death, disability or a termination by iPCS for Cause or a termination by Mr. Ingold without Good Reason (as each capitalized term is defined in the iPCS Standard Severance Plan) on or after the date of a change in control.

Potential Payments upon Termination or Change-in-Control
at December 31, 2008

Name	Benefit(1)	Termination without Cause or Resignation Under Certain Circumstances(2)	Termination without Cause or Resignation for Good Reason following Change-in- Control(3)	Death or Disability	Change-in- Control
Timothy M. Yager	Base Pay	$495,000	$1,485,000	$495,000	$—
	Incentive Bonus at Target	495,000	495,000	—	—
	COBRA Payments	12,385	37,155	12,385	—
	Total Spread Value of LTIP Awards Acceleration(4)	125,020	250,040	250,040	250,040
	2008 Incentive Bonus(5)	—	495,000	495,000	—

	Total	$1,127,405	$2,762,195	$1,252,425	$250,040

Stebbins B. Chandor, Jr.	Base Pay	$330,000	$660,000	$330,000	$—
	Incentive Bonus at Target	214,500	214,500	—	—
	COBRA Payments	12,385	24,770	12,385	—
	Total Spread Value of LTIP Awards Acceleration(4)	37,942	75,905	75,905	75,905
	2008 Incentive Bonus(5)	—	214,500	214,500	—

	Total	$594,827	$1,189,675	$632,790	$75,905

Conrad J. Hunter	Base Pay	$340,000	$680,000	$340,000	$—
	Incentive Bonus at Target	221,000	221,000	—	—
	COBRA Payments	12,385	24,770	12,385	—
	Total Spread Value of LTIP Awards Acceleration(4)	34,300	85,750	85,750	85,750
	2008 Incentive Bonus(5)	—	221,000	221,000	—

	Total	$607,685	$1,232,520	$659,135	$85,750

John J. Peterman	Base Pay	$245,000	$367,500	$245,000	$—
	Incentive Bonus at Target	122,500	122,500	—	—
	COBRA Payments	12,385	18,578	12,385	—
	Total Spread Value of LTIP Awards Acceleration(4)	21,432	42,864	42,864	42,864
	2008 Incentive Bonus(5)	—	122,500	122,500	—

	Total	$401,317	$673,942	$422,749	$42,864

James F. Ingold	Base Pay	$14,231	$199,231	$—	$—
	Incentive Bonus at Target	—	—	—	—
	COBRA Payments	—	—	—	—
	Total Spread Value of LTIP Awards Acceleration(4)	—	—	—	—
	2008 Incentive Bonus(5)	—	—	—

	Total	$14,231	$199,231	$—	$—

Craig A. Kinley	Base Pay	$—	$—	$—	$—
	Incentive Bonus at Target	—	—	—	—
	COBRA Payments	—	—	—	—
	Total Spread Value of LTIP Awards Acceleration(4)	—	—	—	—
	2008 Incentive Bonus(5)	—	—	—

	Total	$—	$—	$—	$—

Name	Benefit(1)	Termination without Cause or Resignation Under Certain Circumstances(2)	Termination without Cause or Resignation for Good Reason following Change-in- Control(3)	Death or Disability	Change-in- Control
Edmund L. Quatmann, Jr.	Base Pay	$—	$—	$—	$—
	Incentive Bonus at Target	—	—	—	—
	COBRA Payments	—	—	—	—
	Total Spread Value of LTIP Awards Acceleration(4)	—	—	—	—
	2008 Incentive Bonus(5)	—	—	—

	Total	$—	$—	$—	$—

(1)
Assumes that benefits payable upon termination or change-in-control, as of December 31, 2008, are as set forth in each executive's employment agreement, except in the case of Mr. Ingold, whose severance benefits are as set forth in his offer letter and are only applicable in the event of a change-in-control.

(2)
Benefits payable if executive is terminated without Cause or if executive resigns (a) following iPCS's breach of executive's employment agreement in any material respect or (b) after executive's principal place of employment is relocated outside of the greater Chicago metropolitan area.

(3)
Benefits payable if, after a change-in-control, executive is terminated without Cause or if executive resigns for Good Reason; provided, however, that LTIP acceleration occurs in full upon the change-in-control. "Good Reason" means the occurrence of any of the following in anticipation of or within the one-year period immediately following a change-in-control: (a) the assignment to executive of duties that are materially inconsistent with executive's duties as described in executive's employment agreement, including, without limitation, a material diminution or reduction in executive's office or responsibilities or a reduction in executive's rate of salary, bonus opportunity or other compensation, or an adverse change in executive's reporting relationship, (b) the relocation of executive to a location that is not within 25 miles from executive's principal residence or (c) the failure of iPCS to continue in effect any of iPCS's annual or long-term incentive plans.

(4)
For stock options, the spread value is calculated by multiplying (a) the difference between (i) $6.86 (the closing market price of a share of iPCS common stock on December 31, 2008) and (ii) the exercise price per share for that option by (b) the number of shares covered by accelerated stock options. For full value awards, the spread value is the $6.86 per share (the closing market price of a share of iPCS common stock on December 31, 2008) plus the payment of the May 2007 special dividend on each share related to accelerated full value awards ($11.00) per share), as applicable.

(5)
The 2008 incentive bonus is prorated to the date of termination. For purposes of this table, the date of termination is December 31, 2008.

 Director Compensation.

        For 2008, all of our directors, other than Mr. Yager, received compensation for serving on our Board of Directors and committees of the Board of Directors as follows:

  •
  An annual retainer of $35,000;

  •
  Stock option to purchase 7,500 shares of our common stock granted on January 30, 2008, vesting quarterly over one year;

  •
  For the chairman of the Board of Directors, an additional annual retainer of $25,000;

  •
  For the chairman of the Audit Committee, an additional annual retainer of $25,000;

  •
  For the chairman of other committees of the Board of Directors, an additional annual retainer of $5,000;

  •
  A fee of $1,500 for each in person Board of Directors meeting attended and $750 for each telephonic Board of Directors meeting participated in;

  •
  For members of the Executive Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, a fee of $1,000 for each in person committee meeting attended and $500 for each telephonic committee meeting participated in;

  •
  For members of the Audit Committee, a fee of $1,000 for each Audit Committee meeting attended (in person or telephonic); and

  •
  Reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

2008 Director Compensation Table

Name(1)	Fees earned or paid in cash ($)	Option awards ($)(2)(3)	Total ($)
Timothy G. Biltz	$75,500	$73,950	$149,450
Jeffrey W. Jones	$77,250	$73,950	$151,200
Ryan L. Langdon	$53,500	$73,950	$127,450
Kevin M. Roe	$58,000	$73,950	$131,950
Mikal J. Thomsen	$48,500	$73,950	$122,450
Nicholas J. Vantzelfde	$45,500	$73,950	$119,450
Eric L. Zinterhofer	$48,000	$73,950	$121,950

(1)
Timothy M. Yager, our President and Chief Executive Officer and a director, is a named executive officer and his compensation as President and Chief Executive Officer is included in the Summary Compensation Table. He does not receive additional compensation for his service as a director.

(2)
The amounts in this column are calculated in accordance with FAS 123R and equal the financial statement compensation cost for stock option awards as reported in our consolidated statement of operations for 2008. The amounts do not represent cash payments made to the director or amounts realized, or amounts that may be realized. Under FAS 123R, the fair value of awards granted to directors is recognized ratably over the applicable service period generally corresponding with the vesting schedule of the grant. The assumptions used in the calculation of these amounts are disclosed in Note 11 to our Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K.

(3)
The aggregate number of option awards outstanding (including both exercisable and unexercisable) at December 31, 2008, for each director (other than Mr. Yager) is as follows:

Name	Outstanding Option Awards (#)
Timothy G. Biltz	34,993
Jeffrey W. Jones	34,993
Ryan L. Langdon	26,660
Kevin M. Roe	29,055
Mikal J. Thomsen	15,000
Nicholas J. Vantzelfde	8,750
Eric L. Zinterhofer	17,080

Codes of Ethics.

        Our Board of Directors has adopted a Code of Ethics which is applicable to our principal executive officer, principal financial officer and principal accounting officer or controller (or persons performing similar functions). Our Board of Directors has also adopted a Standard of Business Conduct that is applicable to all of our directors, officers and employees.

        Both of these documents are available in the "About" section of our Internet website at www.ipcswirelessinc.com and we intend to satisfy our disclosure requirements with respect to an amendment or waiver of the Code of Ethics by posting such information on our Internet website. We will provide to any person, without charge, upon request, a copy of our Code of Ethics. Requests for a copy should be directed in writing to iPCS, Inc. at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195, Attention: General Counsel.

Compensation Committee Interlocks and Insider Participation.

        There are no Compensation Committee interlocks (i.e., none of our executive officers serves as a member of the board of directors or the compensation committee of another entity that has an executive officer serving as a member of our Board or the Compensation Committee of our Board).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Common Stock Registration Rights Agreement.

        As required by our plan of reorganization, we entered into a registration rights agreement with certain affiliates of AIGGIC and Silver Point, and the Timothy M. Yager 2001 Trust, each of whom may have been deemed to be our affiliates as of the consummation of our plan of reorganization. In connection with our merger with Horizon PCS, the registration rights agreement was amended to include our shares acquired upon consummation of the merger by certain affiliates of the Apollo Funds and Silver Point and to modify other terms. Our director, Mr. Zinterhofer, is a partner of Apollo Management, L.P., an affiliate of the Apollo Funds. The following is a summary of the material terms of the registration rights agreement, as amended.

        Pursuant to the common stock registration rights agreement, we agreed to prepare and file shelf registration statements covering the resale of our common stock held by our affiliated holders. We also agreed to maintain an effective shelf registration statement covering shares issued to affiliates of the Apollo Funds and Silver Point following the consummation of the merger. Subject to our suspension right discussed below, we agreed to use our commercially reasonable efforts to maintain the effectiveness of both shelf registration statements continuously until the earliest to occur of: (1) November 24, 2006; and (2) such date as all of the shares of common stock included on the shelf registration statements may be sold or transferred without registration on such registration statement. We maintained the effectiveness of these shelf registration statements until December 1, 2008, although we were not contractually obligated to do so. iPCS has the right (exercisable on not more than one occasion in any 12-month period) to postpone or suspend the filing or effectiveness of the shelf registration statements (but not for a period exceeding 30 days in the aggregate in any 12-month period) if we determine that such registration and offering would reasonably be expected to interfere with certain significant transactions or events, or would require public disclosure of any such transaction or event prior to the time such disclosure might otherwise be required and we postpone or suspend both registration statements.

        Currently, any of the parties to the registration rights agreement (other than the Timothy M. Yager 2001 Trust) may make a request for registration of their common stock having a minimum value of $15 million. All holders of common stock will be entitled to participate in any such demand registration on a pro rata basis. Each of AIGGIC, Silver Point and the Apollo Funds and their respective transferees shall be entitled to request one demand registration with an additional registration that may be requested by any of the three holders subsequent to the demand by that holder for its allocated registration. No more than two requests for a demand registration shall be permitted in any 12-month period, and iPCS will not be required to effect a demand registration until a period of 180 days shall have elapsed from the date on which the distribution of common stock under any previous demand registration has been completed.

        We have the right to postpone a demand registration if we are advised that such demand registration would adversely affect any other public offering of our securities (other than in connection with employee benefit and similar plans) for which we had previously commenced preparations, or if such demand registration would reasonably be expected to interfere with certain significant transactions or events, or require public disclosure of such a transaction or event prior to the time such disclosure might otherwise be required. With respect to any underwritten demand registration, iPCS shall have the right, in consultation with the selling holders, to select any investment banker and manager or co-managers to administer the offering.

        Additionally, the holders of common stock who are party to the registration rights agreement shall be entitled to piggyback onto any registration by us of our common stock (other than on Form S-4 or S-8) for our own account or for the account of any other holders. We will have priority in any registration we have initiated for our own account. Any cutback required with respect to the holders shall be done on a pro rata basis.

        In connection with any underwritten registration of our common stock, we will agree, as will each holder, not to sell any of our equity securities during such period as the managing underwriter may request (not to exceed 90 days from the date of the final prospectus).

        We will pay all customary costs and expenses associated with each registration, including for each registration statement prepared, the reasonable fees and expenses of one counsel for the holders. Holders of our common stock will pay underwriting discounts, commissions and applicable transfer taxes, if any, on any shares sold by them.

        Our obligation under the registration rights agreement to register common stock for sale under the Securities Act of 1933 (the "Securities Act") shall terminate on the earliest to occur of the date on which all shares of common stock held by the holders party to such agreement: (1) have been distributed to the public pursuant to an offering registered under the Securities Act; (2) have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act; (3) may be sold or transferred pursuant to Rule 144(k) under the Securities Act without restrictions; or (4) cease to be outstanding.

        Each holder of common stock who is a party to the registration rights agreement may assign its rights under the registration rights agreement to a third party in connection with a transfer of such holder's common stock to such third party, provided that we receive prompt notice of such transfer and such third party becomes a party to the registration rights agreement.

Related Party Transaction Policy.

        It is the policy of the Board of Directors that all related party transactions are subject to approval or ratification. The policy applies to any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) iPCS is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). A related party under the policy is any (1) person who is or was (since the beginning of the last year for which iPCS has filed a Form 10-K and proxy statement, even if he or she does not presently serve in that role) an executive officer, director or nominee for election as a director, (2) greater than five percent beneficial owner of iPCS's common stock, or (3) immediate family member of any of the foregoing. Immediate family member includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person's home (other than a tenant or an employee).

        Procedures.    The Nominating and Corporate Governance Committee reviews the material facts of all related party transactions that require the committee's approval and either approves or disapproves of the entry into such transactions, subject to the exceptions described below. If advance approval of a transaction is not feasible, then the transaction is considered and, if the Nominating and Corporate Governance Committee determines it to be appropriate, ratified at the committee's next regularly scheduled meeting. In determining whether to approve or ratify a transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        In addition, the Board of Directors has delegated to the Chairman of the Nominating and Corporate Governance Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $120,000. No director may participate in any discussion or approval of any related party transaction for which he or she is a related party, except that the director must provide all material information concerning the transaction to the Nominating and Corporate Governance Committee.

        If a related party transaction will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for iPCS management to follow in its ongoing dealings with the related party. Thereafter, the Nominating and Corporate Governance Committee, on at least an annual basis, must review and assess ongoing relationships with the related party to see that they are in compliance with the committee's guidelines and that the transaction remains appropriate.

        Standing Pre-Approval.    The Nominating and Corporate Governance Committee has reviewed certain types of related party transactions, which are described below, and determined that each of the transactions are deemed to be pre-approved by the committee, even if the aggregate amount involved exceeds $120,000. In connection with each regularly scheduled meeting of the Nominating and Corporate Governance Committee, a summary of each new transaction deemed pre-approved pursuant to paragraph (3) or (4) below and each new transaction pre-approved by the Chairman in accordance with the authority granted with the Board of Directors as described above.

        1.    Employment of executive officers.    Any employment by iPCS of an executive officer of iPCS if: (a) the related compensation is required to be reported in iPCS's proxy statement under Item 402 of the SEC's compensation disclosure requirements; or (b) the executive officer is not an immediate family member of another executive officer or director of iPCS, the related compensation would be reported in iPCS's proxy statement under Item 402 of the SEC's compensation disclosure requirements if the executive officer was a "named executive officer", and iPCS's Compensation Committee approved (or recommended that the Board of Directors approve) such compensation;

        2.    Director compensation.    Any compensation paid to a director if the compensation is required to be reported in iPCS's proxy statement under Item 402 of the SEC's compensation disclosure requirements;

        3.    Certain transactions with other companies.    Any transaction with another company at which a related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $120,000, or two percent of that company's total annual revenues;

        4.    Certain iPCS charitable contributions.    Any charitable contribution, grant or endowment by iPCS to a charitable organization, foundation or university at which a related party's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $120,000, or two percent of the charitable organization's total annual receipts;

        5.    Transactions where all stockholders receive proportional benefits.    Any transaction where the related party's interest arises solely from the ownership of iPCS's common stock and all holders of iPCS's common stock received the same benefit on a pro rata basis (e.g. dividends);

        6.    Transactions involving competitive bids.    Any transaction involving a related party where the rates or charges involved are determined by competitive bids;

        7.    Regulated transactions.    Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

        8.    Certain banking-related services.    Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

AUDIT COMMITTEE REPORT

        Management is responsible for iPCS's accounting practices, internal control over financial reporting, the financial reporting process and preparation of the consolidated financial statements. iPCS's independent registered public accounting firm is responsible for performing an independent audit of iPCS's consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed with management iPCS's audited consolidated financial statements for the year ended December 31, 2008, including a discussion of iPCS's significant accounting policies, the reasonableness of significant estimates and judgments, the clarity of disclosures in the financial statements, and the effectiveness of iPCS's internal control over financial reporting. Management represented to the Audit Committee that iPCS's audited consolidated financial statements for the year ended December 31, 2008 were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with iPCS's independent registered public accounting firm, iPCS's audited consolidated financial statements for the year ended December 31, 2008, including, among other things, the matters required to be discussed by AICPA, Professional Standards, Vol. 1 AU § 380 (Communications with Audit Committees).

        The Audit Committee has received the written disclosures and the letter from iPCS's independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

        The Audit Committee discussed with iPCS's independent registered public accounting firm the overall scope and plan for the audit. The Audit Committee meets with iPCS's independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of iPCS's internal control over financial reporting and the overall quality of iPCS's financial reporting. The Audit Committee has also reviewed and discussed iPCS's policies with respect to risk assessment and risk management.

        Based on the review and discussions referred to above, the Audit Committee recommended to iPCS's Board of Directors that the audited consolidated financial statements be included in iPCS's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

AUDIT COMMITTEE:

Jeffrey W. Jones (Chairman)
Timothy G. Biltz
Kevin M. Roe

The report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent iPCS specifically requests that the information be treated as soliciting material or incorporates this item therein by reference.

ELECTION OF DIRECTORS OF iPCS
(PROPOSAL 1)

        The Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Yager, Biltz, Jones, Langdon, Roe, Thomsen, Vantzelfde and Zinterhofer to be elected at the annual meeting to serve as directors until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Messrs. Yager, Biltz, Jones, Langdon, Roe, Thomsen, Vantzelfde and Zinterhofer are currently serving as directors.

        Each nominee has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for each of the nominees standing for election. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

        Election of the eight director nominees requires the affirmative vote of a plurality of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

APPROVAL OF THE iPCS, INC. THIRD AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN
(PROPOSAL 2)

        We are requesting our stockholders to vote in favor of adopting the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan (referred to in this proposal as the "Amended Plan"). On April 27, 2009, our Board of Directors adopted the Amended Plan upon the recommendation of our Compensation Committee (the "Committee"), subject to approval by our stockholders. If our stockholders approve the Amended Plan, it will become effective on the date of the Annual Meeting, and it will amend and restate our current incentive compensation plan, the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan (the "Current Plan"). The following description of certain key features of the Amended Plan is subject to the specific provisions in the full text of the Amended Plan, which is attached as Annex A to this Proxy Statement.

        The Amended Plan includes many key changes, such as providing for (1) an increase in the number of shares of our common stock authorized for issuance under it by 1,900,000 shares, (2) an expansion of the various performance criteria that may be used when granting awards that are intended to comply with the exception to the deductibility limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") for performance-based compensation, (3) an increase in the per-participant maximum amount that may be paid out as share-based incentive awards from 638,716 to 1,000,000 with respect to stock options and stock appreciation rights, and from 383,229 to 500,000 with respect to full value awards (such as restricted stock) payable in shares, (4) a removal of minimum vesting provisions applicable to certain awards, (5) a removal of the Committee's ability to specify a lesser threshold for a change in control in an award agreement than what is provided for under the Amended Plan along with certain additional clarifications to the definition of change in control, and

(6) a clarification and expansion of the Committee's responsibilities and authority in administering the Amended Plan.

        Our Board desires to maintain the Current Plan and to make additional shares available for awards under it as amended by the Amended Plan, because it believes that the inherent benefits of incentive compensation outweigh any burden on, or dilution of, our stockholders with respect to the award of stock options, restricted stock or other types of awards. Those benefits include:

  •
  attraction and retention of key employees;

  •
  the encouragement of key employees to acquire a proprietary interest in iPCS;

  •
  the ability to fashion attractive incentive awards based upon the performance of iPCS and the price of our common stock; and

  •
  alignment of the interests of directors, officers, employees and consultants with the interests of our stockholders.

Background and Purpose.

        The Current Plan was first implemented pursuant to the terms of the iPCS plan of reorganization, as confirmed by the bankruptcy court on July 9, 2004. The Current Plan was established by iPCS to (1) attract and retain persons eligible to participate in the Plan; (2) motivate persons eligible to participate in the Current Plan, by means of appropriate incentives, to achieve long-range goals; (3) provide incentive compensation opportunities that are competitive with those of other similar companies; and (4) further align the interests of persons eligible to participate in the Current Plan with those of iPCS's other stockholders through compensation that is based on iPCS's common stock; and thereby promote the long-term financial interest of iPCS and its subsidiaries, including the growth in value of iPCS's equity and enhancement of long-term stockholder return. The Current Plan permits iPCS to grant stock options, stock appreciation rights ("SARs"), full value awards and cash incentive awards to all participants in the Current Plan. Any option granted under the Current Plan may be either an incentive stock option (an "ISO") or a non-qualified stock option (an "NQSO").

        The Current Plan was amended and restated on January 27, 2005 to clarify certain provisions, including provisions relating to eligibility as discussed below. The Current Plan was subsequently amended on May 5, 2005 and September 28, 2006, as well as amended and restated effective as of May 22, 2008, to increase the number of shares reserved for issuance under the Current Plan. In connection with iPCS's payment of a special cash dividend of $11.00 per share of common stock in May 2007, the Committee of iPCS's Board of Directors approved an adjustment to the number of shares of iPCS common stock ("Stock") (1) to be issued upon exercise of outstanding options, and (2) reserved for issuance under the Current Plan.

        Giving effect to the prior amendments and the adjustment effected by the Committee in May 2007, the aggregate number of shares of Stock reserved for issuance under the Current Plan is 2,692,630 shares. Of the 2,692,630 shares of Stock reserved for issuance under the Current Plan, as of April 17, 2009, 164,186 shares remain available for grant. iPCS anticipates granting no new awards under the Current Plan between April 17, 2009 and the June 16, 2009 stockholder meeting. Further, as of April 17, 2009, there were 1,685,094 shares subject to options outstanding with a weighted average exercise price of $20.12 and weighted average remaining term of 8.03 years, and 153,137 shares subject to full-value awards outstanding. The last sale price with respect to the Stock on April 17, 2009 was $11.36 per share.

Key Points Regarding the Amended Plan.

  •
  The 1,900,000 shares requested in the Amended Plan may be used for any type of award under the Amended Plan as the Committee deems appropriate.

  •
  The Amended Plan makes certain changes with respect performance-based awards for which iPCS is eligible to receive beneficial tax treatment under Section 162(m) of the Code if our stockholders approve the Amended Plan.

        In addition to increasing the number of shares available for stock-based incentive compensation awards, stockholder approval of the Amended Plan is sought to continue (1) to meet the requirements of the NASDAQ Global Select Market, (2) to qualify certain compensation under the Amended Plan as "qualified performance-based compensation" that is tax deductible without limitation under Section 162(m) of the Code, and (3) to qualify certain stock options granted under the Amended Plan as incentive stock options. Furthermore, Section 7 of the Amended Plan provides that no amendment to the Amended Plan shall be made without the approval of our stockholders to the extent such approval is required by law or agreement. The Amended Plan will be effective on the date of stockholder approval and will apply to all awards made under it on or after that date. We intend to register the additional shares authorized under the Amended Plan under the Securities Act of 1933. If stockholders do not approve the Amended Plan, the Current Plan will remain in place without any additional shares.

Administration.

        The Compensation Committee administers the Current Plan and will continue to administer the Amended Plan. The Compensation Committee consists of two or more outside directors, as defined under Section 162(m) of the Code. These "outside directors" are also non-employee directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). If the Committee does not exist, or for any other reason determined by iPCS's Board of Directors, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, iPCS's Board of Directors may take any action under the Amended Plan that would otherwise be the responsibility of the Committee.

        The Committee has the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, and to amend, cancel or suspend awards. The Committee has the authority and discretion to conclusively interpret the Amended Plan, to establish, amend and rescind any rules and regulations relating to the Amended Plan, to determine the terms and provisions of any award agreement made pursuant to the Amended Plan, and to make all other determinations that may be necessary or advisable for the administration of the Amended Plan.

        Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and, subject to certain limitations under Section 162(m) of the Code and Section 16(b) of the Exchange Act, may delegate all or any part of its responsibilities and powers to any officer of iPCS. Any such allocation or delegation may be revoked by the Committee at any time.

Eligibility.

        All employees and directors of iPCS or a Related Company (as defined in the Amended Plan), as well as consultants and other persons providing services to iPCS or a Related Company, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person, are eligible to become participants in the Amended Plan, except that non-employees may not be granted ISOs. These individuals or entities may also be granted awards other than ISOs in connection with their hiring, retention or otherwise, prior to the date such individual or entity first performs services for iPCS or its subsidiaries, provided that such awards shall not become vested prior to the date such individual or entity first performs such services. As of December 31, 2008, iPCS and its subsidiaries had 535 employees.

        For awards granted under the Amended Plan on behalf of the service of a designated director, an employing stockholder of such designated director may make an irrevocable election that the rights with respect to an award shall accrue to the employing stockholder, and therefore the designated director shall have no rights as a participant with respect to such award. A designated director is one who is: (i) designated or nominated to serve as a director by a stockholder of iPCS; and (ii) an employee of such stockholder of iPCS. Of the seven independent directors of iPCS as of the date of this proxy statement, one director falls within the category of designated director; provided, however, that the director's employer has not elected to receive the rights with respect to the director's award. The amended and restated Plan adopted on January 27, 2005 expanded the category of designated directors to include any directors who meet the criteria described above.

        The specific individuals or entities who will be granted awards under the Amended Plan and the type and amounts of any such awards will be determined by the Committee. The number and type of awards to be issued to individuals or entities under the Amended Plan in the future is undeterminable.

Shares Authorized for Issuance.

        Under the Amended Plan, if stockholder approval is obtained pursuant to this proposal to add an additional 1,900,000 shares of Stock to be used for awards under the Amended Plan, an aggregate of 4,592,630 shares of Stock will be reserved for issuance pursuant to awards under it, of which approximately 2,064,186 will be available for issuance following such stockholder approval of these 1,900,000 shares. The shares of Stock with respect to which awards may be made under the Amended Plan are currently authorized but unissued shares or, to the extent permitted by applicable law, shares currently held or acquired by iPCS as treasury shares, including shares purchased in the open market or in private transactions. To the extent provided by the Committee, any award may be settled in cash rather than Stock.

        A share of Stock issued in connection with any award under the Amended Plan shall reduce the total number of shares of Stock available for issuance under the Amended Plan by one. Any shares of Stock subject to an award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Stock, which is settled in cash in lieu of shares of Stock, or which is exchanged with the Committee's permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall again be available for issuance under the Amended Plan. In addition, except for shares of Stock repurchased on the open market with the proceeds of the exercise price, shares of Stock that iPCS receives in connection with the exercise or payment of an award, including the satisfaction of any tax withholding obligation or shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, will again be made available for issuance under the Amended Plan. If a stock appreciation right is settled in shares of Stock, shares that are in excess of the net shares of Stock delivered in exercise of such stock appreciation right will be added back to the number of shares available for future awards under the Amended Plan. Any shares used to satisfy substitute awards will not be counted against the aggregate number of shares available for issuance under the Amended Plan. For purposes of the Amended Plan, substitute awards are awards that may be granted in replacement of stock or stock-based awards from another business held by current and former employees or non-employee directors of, or consultants to, such business that is, or whose stock is, acquired by us, in order to preserve the economic value of all or a portion of a substituted award in such terms and conditions (including price) as the Committee determines.

        In the event of a stock dividend, stock split, recapitalization, sale of substantially all of the assets of iPCS, reorganization or other similar corporate transaction or event, the Committee will make appropriate adjustments to the aggregate number of shares of Stock subject to the Amended Plan and the number, class and price of shares subject to outstanding awards.

Types of Awards.

        Options and Stock Appreciation Rights.    The Amended Plan permits the granting of stock options and SARs. The grant of an option entitles the participant to purchase shares of common stock at an exercise price established by the Committee, or determined pursuant to a method established by the Committee, at the time the option is granted. Any option granted under the Amended Plan may be either an ISO or an NQSO, as determined in the discretion of the Committee; provided, however, that ISOs may be granted under the Amended Plan only if it is approved by iPCS's stockholders in accordance with IRS rules. The grant of a SAR entitles the participant to receive, in cash or common stock, value equal to (or otherwise based on) the excess of the fair market value of a specified number of shares of common stock at the time of exercise over the exercise price established by the Committee at the time the SAR is granted.

        An option or SAR shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable award agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such award agreement (for example, the agreement sets forth the post-termination period during which awards may be exercised and other circumstances that may result in early termination and forfeiture of the award), the Committee may accelerate the exercisability of any option or SAR. For example, award agreements under the Current Plan provide employees with a one-year period to exercise outstanding options following termination of employment due to death or disability, and ninety days following termination to exercise for terminations other than due to death, disability or cause. If an option or SAR is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the option or SAR expires. No option or SAR may be exercised after the expiration date applicable to that option or SAR. The expiration date with respect to an option or SAR shall be established by the Committee at the time of grant; provided, however, that in no event shall the expiration date of an option or SAR be later than the ten-year anniversary of the date on which the option or SAR is granted.

        The exercise price of each option and SAR shall be established by the Committee, or shall be determined by a method established by the Committee, at the time the option or SAR is granted; provided, however, that such exercise price shall not be less than 100% of the fair market value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

        The full exercise price for shares of common stock purchased upon the exercise of any option shall generally be paid at the time of such exercise: (i) in cash or cash equivalents; (ii) by tendering previously acquired shares having an aggregate fair market value as of the day of exercise equal to the full exercise price; (iii) by authorizing iPCS to retain shares upon exercise of an option with a fair market value equal to the exercise price; or (iv) by a combination of any or all of the above. Additionally, the Committee may permit a participant to elect to pay the exercise price by authorizing a broker to sell shares of Stock acquired upon exercise of the option and remit to iPCS a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

        Except for either adjustments in connection with a corporate transaction for the purpose of preserving the benefits or potential benefits of the awards, or reductions of the exercise price approved by iPCS's stockholders, the exercise price for any outstanding option or SAR may not be decreased after the date of grant, nor may an outstanding option or SAR granted under the Amended Plan be surrendered to iPCS for cash (except as permitted for the purposes of withholding), other awards, or as consideration for the grant of a replacement option or SAR with a lower exercise price. In addition, no repricing of an option or SAR shall be permitted without the approval of iPCS's stockholders if such approval is required under the rules of any stock exchange on which such shares of Stock are listed.

        Any participant who is awarded an ISO is required to notify iPCS in writing immediately after the date such participant disposes of (including any sale of) common stock acquired pursuant to the exercise of an ISO if such disposition occurs before the later of: (i) two years after the date of grant of the ISO; or (ii) one year after the date the participant acquired such common stock upon exercise of the ISO. If an ISO is granted to a participant who owns stock representing more than 10% of the voting power of all classes of stock of iPCS or of a subsidiary, the option period shall not exceed five years from the grant date and the exercise price shall be at least 110% of the fair market value (on the grant date) of the common stock subject to the ISO (determined on the date of grant). To the extent that the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year (under all plans of iPCS and its subsidiaries) exceeds $100,000, such options shall be treated as NQSOs to the extent required by Section 422 of the Code.

        Full Value Awards.    The Amended Plan permits the granting of full value awards. A full value award is a grant of one or more shares of common stock, or a right to receive one or more shares of Stock in the future (other than the grant of an option or SAR), with such grant subject to one or more of the following: (i) the grant shall be in consideration of a participant's previously performed services, or surrender of other compensation that may be due; (ii) the grant shall be contingent on the achievement of performance or other objectives during a specified period; and/or (iii) the grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the participant, or achievement of performance or other objectives.

        Cash Incentive Awards.    The Amended Plan permits the granting of cash incentive awards. A cash incentive award is the grant of a right (other than the grant of an SAR) to receive a payment of cash (or, in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee.

Performance-Based Compensation.

        The Committee may designate a full value award or a cash incentive award as performance-based compensation. Such awards shall be conditioned on the achievement of one or more objective performance measures established by the Committee. The performance goals may vary from participant to participant, group to group, and period to period.

        A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1.0 million paid to the Chief Executive Officer and any of the three most highly compensated officers (excluding the Chief Financial Officer) of a publicly held corporation. However, amounts that constitute "performance-based compensation" are not subject to the $1.0 million limit. Any full value awards or cash incentive awards so designated shall be conditioned on the achievement of one or more performance measures, as required by Section 162(m) of the Code. The Committee shall use performance measures based upon one or more of the following: (i) earnings (e.g., earnings before interest and taxes; or earnings before interest, taxes, depreciation and amortization); (ii) financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); (iii) increase in revenue, operating or net cash flows; (iv) free cash flow; (v) cash flow return on investment; (vi) total stockholder return; (vii) market share; (viii) net operating income, operating income, net income or net loss; (ix) debt (e.g., debt load reduction, debt ratings, debt leverage or debt service); (x) expense management; (xi) economic value added; (xii) net economic value; (xiii) stock price; and (xiv) strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, financing goals, subscriber goals, subscriber revenues, goals relating to acquisitions or divestitures, human capital goals (e.g., employee productivity, employee turnover or diversity goals) or goals related to customer satisfaction. Performance measures may be in the aggregate or on a per-share basis (as applicable), based on the performance of iPCS as a whole or of any one or more business units of iPCS, and may be measured relative to a peer group or an index. Additionally, the terms of any such award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.

        In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of iPCS, including footnotes, in the Management Discussion and Analysis section of iPCS's annual report or, with respect to EBITDA, furnished to the Securities and Exchange Commission on Form 8-K: (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; or (v) stock-based compensation expense. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

Imposition of Additional Restrictions and Transferability.

        The Committee, in its discretion, may impose such conditions, restrictions and contingencies on the satisfaction of the obligation to make cash payments, deliver shares of Stock or grant replacement awards arising under any award granted pursuant to the Amended Plan as the Committee determines to be desirable.

        Except as otherwise provided by the Committee and except as designated by the participant by will or by the laws of descent and distribution, awards under the Amended Plan are not transferable. In no event, however, shall any award be transferred for value. To the extent a participant who receives an award under the Amended Plan has the right to exercise such award, the award may be exercised during the lifetime of the participant only by the participant.

Change in Control.

        Subject to the specific terms of any outstanding award, in the event of a change in control of iPCS, all options and SARs which are held at the time of the change in control will become immediately vested and exercisable and all full value awards and cash incentive awards shall be fully earned and vested. In addition, pursuant to individual award agreements under the Amended Plan, if an employee is terminated for reasons other than death, disability or cause, the employee will have the later of 90 days following termination or the five-year anniversary of the date of the change in control (but in no case longer than the term of the option) in which to exercise any outstanding options. The term "Change in Control" is defined as the occurrence of any of the following events:

  •
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of iPCS and its subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder (as defined below);

  •
  the adoption of a plan relating to the liquidation or dissolution of iPCS;

  •
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than a Permitted Holder or any entity formed for the purpose of owning the stock of iPCS) becomes the Beneficial Owner

    (as defined below), directly or indirectly, of more than 50% of the voting stock of iPCS, measured by voting power rather than number of shares; or

  •
  the first day on which a majority of the members of the Board are not Continuing Directors (as defined in the Amended Plan).

Notwithstanding the foregoing, (1) the Committee may provide in an award agreement that the threshold level for a change in control will be greater than any of the thresholds specified above (but in no event lesser than the percentages or criteria specified above) and (2) a public offering of common stock of the Company pursuant to a registration statement shall not constitute a "Change in Control." With respect to any award which would be considered deferred compensation subject to Section 409A of the Code, a similar, but Section 409A compliant, definition of change in control applies.

In addition, the Committee may, in order to maintain a participant's rights in the event of any change in control of iPCS, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award.

For purposes of defining a "Change in Control" under the Amended Plan, "Beneficial Owner" generally has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and "Permitted Holder" shall mean American International Group, Inc. and its affiliates (other than its portfolio companies).

Tax Withholding.

        iPCS may require a participant to pay the amount of any withholding taxes payable upon the settlement of any award under the Amended Plan or withhold from amounts otherwise payable (including in the form of common stock) to the participant under the Amended Plan.

Amendment and Termination.

        The Board of Directors of iPCS may, at any time, amend or terminate the Amended Plan, and the Board of Directors of iPCS or the Committee may amend any award agreement or cancel any award; provided that no amendment, cancellation or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any award granted under the Amended Plan prior to the date such amendment is adopted by the Board of Directors of iPCS (or the Committee, if applicable); and further provided that award adjustments by the Committee in the event of a corporate transaction are not subject to the foregoing limitation. The limitation in the Amended Plan on repricing of awards cannot be amended unless such amendment is approved by iPCS's stockholders. Finally, no amendment or termination of the Amended Plan shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Amended Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the iPCS from being denied a tax deduction by Section 162(m) of the Code).

Federal Tax Consequences.

        The following summary is based on US federal income tax laws in effect as of January 1, 2009. Such laws and regulations are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

        Under the current tax rules, NQSOs granted under the Amended Plan will not be taxable to a participant at grant, but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date. iPCS will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

        Under the current tax rules, if the Amended Plan is approved by iPCS's stockholders, an employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of iPCS or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, iPCS may not deduct any amount in connection with the ISO. If an employee exercises an ISO but engages in a "disqualifying disposition" by selling the shares acquired on exercise before the expiration of the one- and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long-term or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, iPCS will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

        Generally if an SAR is granted at the fair market value of iPCS's common stock and does not provide for any deferral feature, there should be no immediate tax consequences to a participant or iPCS when the SAR is granted. When a participant exercises the right to the appreciation in the fair market value of the shares represented by an SAR, such appreciation (whether payments are made in stock or cash) is normally includable in the participant's gross income for regular income tax purposes, and iPCS will be entitled to deduct the same amount as a business expense in the same year.

        The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election under Section 83(b) of the Code to include the value of the shares in gross income in the year of award despite such restrictions. Generally, iPCS will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

        Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash incentive awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, iPCS will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

        Generally, options and SARs granted under the Amended Plan should not be subject to Section 409A of the Code assuming that certain requirements are met. Specifically, with respect to any options or SARs granted under the Amended Plan (i) the exercise price must not be less than the fair market value of the stock on the date of the grant, (ii) the number of shares to which the option or SAR relates must be fixed at the date of grant, and (iii) the arrangement may not provide for any additional deferral feature. Generally, if an award under the Amended Plan is subject to Section 409A of the Code, the participant will be subject to adverse tax consequences including a 20% excise tax on all compensation received under the Amended Plan as well as applicable interest penalties.

        Section 162(m) of the Code places a $1.0 million annual limit on the compensation deductible by a publicly held corporation paid to its covered employees. "Covered employees" are the Chief Executive Officer and the other three highest compensated officers who are employed as of the last day of the taxable year (excluding the Chief Financial Officer). The limit, however, does not apply to "qualified performance-based compensation." iPCS believes that awards of stock options, SARs and certain other "performance-based compensation" awards under the Amended Plan will qualify for the performance-based compensation exception to the deductibility limit. State income tax consequences may in some cases differ from those described above. Awards under the Amended Plan will in some instances be made to participants who are subject to tax in jurisdictions other than the United States and may result in income tax consequences differing from those described above.

        Any acceleration of the payment of grants and awards under the Amended Plan in the event of a change in control may cause all or part of the consideration to be treated as an "excess parachute payment" under the Code, which may subject a participant to a 20% excise tax and which may not be deductible by iPCS.

        The preceding discussion is based on U.S. income tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the Amended Plan. A participant may also be subject to state and local income taxes in connection with the grant of awards under the Amended Plan. iPCS suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information.

        The Plan initially became effective on July 20, 2004, and, subject to the right of iPCS's Board of Directors to amend or terminate the Amended Plan. The Amended Plan will remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Amended Plan after the ten-year anniversary of the effective date of the Amended Plan.

        The terms and conditions of each award, including the conditions that will apply upon termination of employment or directorship, will be set forth in award agreements, which can be amended by the Committee. The Amended Plan is not subject to ERISA and is not qualified under Section 401(a) of the Code.

New Plan Benefits.

        Set forth in the table below are the number of award grants under the Amended Plan, to each of the Named Executive Officers and certain groups of participants during the last completed calendar year of iPCS. Future awards under the Amended Plan are not determinable.

	Plan Grants During Last Completed Year
Name and Position or Group	Stock Options	Restricted Stock Grants
Timothy M. Yager, Director, President and Chief Executive Officer	200,000	—
Stebbins B. Chandor, Jr., Executive Vice President and Chief Financial Officer	92,000	—
Conrad J. Hunter, Executive Vice President and Chief Operating Officer	90,000	—
John J. Peterman, Senior Vice President of Sales	42,000	—
James F. Ingold, Vice President and Controller	10,000	—
Craig A. Kinley (former Senior Vice President of Engineering and Network Operations)	42,000	—
Edmund L. Quatmann, Jr. (former Senior Vice President, General Counsel and Secretary)	50,000	—
All executive officers, as a group	606,000	2,000
All directors who are not executive officers, as a group	52,500	—
All employees, including all current officers who are not executive officers, as a group	50,000	19,705

        Approval of the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE iPCS, INC. THIRD AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)

        Our Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009, and has recommended to the Board of Directors that the stockholders ratify such selection. Although stockholder ratification of our Audit Committee's action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of our independent registered public accounting firm and, if the stockholders do not ratify the selection, may reconsider its selection. Ratification of the selection of an independent registered public accounting firm requires the affirmative vote of at least a majority of the shares of our common stock present at the annual meeting, in person or by proxy, and entitled to vote on the proposal. With respect to the ratification of the selection of the independent registered public accounting firm of iPCS, abstentions from voting will have the same effect as voting against the proposal and broker non-votes, if any, will have no effect on the vote for this proposal.

        Representatives of Deloitte & Touche LLP, who are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

        We have been informed by Deloitte & Touche LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or any of our affiliates.

Principal Accounting Fees and Services.

        The following table presents fees billed to us by Deloitte & Touche LLP for the years ended December 31, 2008 and 2007:

	Year Ended December 31,
	2008	2007
	(In thousands)
Audit Fees	$1,055	$1,388
Audit-Related Fees	43	32
Tax Fees	176	131
All Other Fees	—	—

Total	$1,274	$1,551

        Audit Fees.    These fees relate to the audit and reviews of the consolidated financial statements and for other attest services primarily related to financial accounting consultations, comfort letters and consents related to registration statements.

        Audit-Related Fees.    These fees primarily relate to audits of employee benefit plans and accounting consultation for contemplated transactions, including due diligence.

        Tax Fees.    These fees relate to tax compliance, tax advice and tax planning.

        All Other Fees.    There were no other fees for the years ended December 31, 2008 and 2007.

        Our Audit Committee is responsible for appointing our independent registered public accounting firm and approving the terms of the independent registered public accounting firm's services. Our Audit Committee charter provides that the Audit Committee must review and pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm. Normally, pre-approval would be provided at regularly scheduled meetings of our Audit Committee or by way of a unanimous written consent. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more designated members of our Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting.

        During the years ended December 31, 2008 and 2007, all services performed by our independent registered public accounting firm were pre-approved by our Audit Committee.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS iPCS'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by iPCS. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders if they are received by iPCS on or before January 4, 2010. Stockholder proposals must be directed to the Corporate Secretary, iPCS, Inc., at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by iPCS not later than the last date for submission of stockholder proposals under our bylaws. In order for a proposal to be "timely" under our bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of iPCS's bylaws, not later than March 18, 2010 and not earlier than February 16, 2010; provided, however, in the event that the 2010 Annual Meeting of Stockholders is not within 25 days before or after June 16, 2010, a proposal by a stockholder to be timely must be delivered not later than the close of business on the tenth day following the date on which timely notice was mailed or public announcement of the date of the 2010 Annual Meeting of Stockholders is first made.

ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2008 is being distributed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. iPCS hereby undertakes to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Brian J. O'Neil, Senior Vice President, General Counsel and Secretary, iPCS, Inc., at 1901 N. Roselle Road, Suite 500, Schaumburg, Illinois 60195.

OTHER MATTERS

        Our Board of Directors knows of no other matters to be presented at the meeting. If any other matters come before the meeting, it is the intention of the persons named as proxies to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Brian J. O'Neil Senior Vice President, General Counsel and Secretary
April 30, 2009 Schaumburg, Illinois

ANNEX A

iPCS, INC.
THIRD AMENDED AND RESTATED
2004 LONG-TERM INCENTIVE PLAN

SECTION 1
GENERAL

        1.1    Purpose and History.    The iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan (the "Plan"), which amends and restates the iPCS, Inc. Second Amended and Restated 2004 Long-Term Incentive Plan (the "Prior Plan"), is hereby established by iPCS, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined below), by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and any Related Company (as defined below), including the growth in value of the Company's equity and enhancement of long-term stockholder return. The Plan and the grant of Awards (as defined below) hereunder are expressly conditioned upon the Plan's approval by the Company's stockholders. If such approval is not obtained, then the Plan and all Awards hereunder shall be null and void ab initio with respect to all Awards under the Plan granted on or after the Effective Date (as defined below).

        1.2    Participation.    For purposes of the Plan, a "Participant" is any person to whom an Award is granted under the Plan. Subject to the terms and conditions of the Plan, the Committee (as defined below) shall determine and designate, from time to time, from among the Eligible Individuals (as defined below) those persons who will be granted one or more Awards under the Plan.

        1.3    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms used in the Plan shall have the meanings ascribed to them in the Plan (including the definition provisions of Section 8).

SECTION 2
OPTIONS AND SARS

        2.1    Definitions.

          (a)   The grant of an "Option" under the Plan entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee at the time the Option is granted. Any Option granted under this Section 2 may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An ISO is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. An NQO is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. Notwithstanding the foregoing, a Participant may not receive an Option grant if, with respect to such Participant, the shares of Stock subject to the Option do not constitute "service recipient stock" (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)).

          (b)   The grant of a stock appreciation right (an "SAR") under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee at the time the SAR is granted. Notwithstanding the foregoing, a Participant may not receive an SAR grant if, with respect to such Participant, shares of Stock subject to the SAR do not constitute "service recipient stock" (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)).

        2.2    Exercise Price.    The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee, or shall be determined by a method established by the Committee, at the time the Option or SAR is granted; provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

        2.3    Exercise/Vesting.    Except as otherwise expressly provided in the Plan, an Option or SAR shall become vested and exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the applicable Award Agreement; provided, however, that notwithstanding any vesting dates set by the Committee in such Award Agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option or SAR, which acceleration shall not affect the terms and conditions of such Option or SAR other than with respect to exercisability. If an Option or SAR is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option or SAR expires. No Option or SAR may be exercised after the Expiration Date applicable to that Option or SAR.

        2.4    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

          (a)   Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after exercise).

          (b)   Subject to applicable law, the Exercise Price shall be payable in (i) cash or cash equivalents, by tendering, (ii) by either actual delivery or by attestation, shares of Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise, (iii) by authorizing the Company to retain shares of Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Exercise Price, or (iv) in any combination thereof, as determined by the Committee.

          (c)   Subject to applicable law and the procedures established by the Committee, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        2.5    Post-Exercise Limitations.    The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option or SAR as it determines to be desirable, including, without limitation, restrictions relating to the disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

        2.6    No Repricing.    Except for either adjustments pursuant to subsection 4.3 (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company for cash (other than pursuant to subsection 4.5), other Awards, or as consideration for the grant of a replacement Option or SAR with a lower exercise price. In addition, no repricing of an Option or SAR shall be permitted without the approval of the Company's stockholders if such approval is required under the rules of any stock exchange on which such shares of Stock are listed.

        2.7    Required Notice of ISO Share Disposition.    Each Participant who is awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date of grant of the ISO or (b) one year after the date the Participant acquired the Stock upon exercise of the ISO.

        2.8    Limits on ISOs.    Notwithstanding anything to the contrary in this Section 2, if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the option period shall not exceed five years from the date of grant of such ISO and the Exercise Price shall be at least 110% of the Fair Market Value of the Stock subject to the ISO (determined on the date of grant). To the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Subsidiaries) exceeds $100,000, such Options shall be treated as NQOs to the extent required by section 422 of the Code.

        2.9    Expiration Date.    The "Expiration Date" with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of grant. In no event shall the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted.

SECTION 3
FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

        3.1    Definitions.

          (a)   A "Full Value Award" is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (other than the grant of an Option or SAR), with such grant subject to one or more of the following, as determined by the Committee:

              (i)  The grant shall be in consideration of a Participant's previously performed services, or surrender of other compensation that may be due.

             (ii)  The grant shall be contingent on the achievement of performance or other objectives during a specified period.

            (iii)  The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

            (iv)  The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including dividend or dividend equivalent rights and deferred payment or settlement.

          (b)   A "Cash Incentive Award" is the grant of a right (other than the grant of an SAR) to receive a payment of cash (or in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

        3.2    Performance-Based Compensation.    The Committee may designate a Full Value Award or Cash Incentive Award granted to any Participant as "Performance-Based Compensation" within the meaning of section 162(m) of the Code and regulations thereunder. To the extent required by section 162(m) of the Code, any Full Value Award or Cash Incentive Award so designated shall be conditioned on the achievement of one or more performance targets as determined by the Committee and the following additional requirements shall apply:

          (a)   The performance targets established for the performance period established by the Committee shall be objective (as that term is described in regulations under section 162(m) of the Code), and shall be established in writing by the Committee not later than ninety days after the beginning of the performance period (but in no event after twenty-five percent of the performance period has elapsed), and while the outcome as to the performance targets is substantially uncertain. The performance targets established by the Committee may be with respect to corporate performance, operating group or sub-group performance, individual company performance, other group or individual performance, or division performance, and shall be based on one or more of the Performance Measures.

          (b)   A Participant otherwise entitled to receive a Full Value Award or Cash Incentive Award for any performance period shall not receive a settlement or payment of the Award until the Committee has determined that the applicable performance target(s) have been attained. To the extent that the Committee exercises discretion in making the determination required by this subsection 3.2(b), such exercise of discretion may not result in an increase in the amount of the payment.

          (c)   To the extent provided by the Committee, if a Participant's employment terminates because of death or disability, or if a Change in Control occurs prior to the date the Participant's employment or service terminates, the Participant's Full Value Award or Cash Incentive Award shall become vested without regard to whether the Full Value Award or Cash Incentive Award would be Performance-Based Compensation.

        Nothing in this Section 3 shall preclude the Committee from granting Full Value Awards or Cash Incentive Awards under the Plan or the Committee, the Company or any Related Company from granting any Cash Incentive Awards outside of the Plan that are not intended to be Performance-Based Compensation; provided, however, that, at the time of grant of Full Value Awards or Cash Incentive Awards by the Committee, the Committee shall designate whether such Awards are intended to constitute Performance-Based Compensation. To the extent that the provisions of this Section 3 reflect the requirements applicable to Performance-Based Compensation, such provisions shall not apply to the portion of the Award, if any, that is not intended to constitute Performance-Based Compensation. To the extent that an Award is intended to constitute Performance-Based Compensation, the Committee may not delegate any of its authority under the Plan.

SECTION 4
OPERATION AND ADMINISTRATION

        4.1    Effective Date.    The Plan is adopted (and, accordingly, the Prior Plan is amended and restated), subject to stockholder approval, effective as of June 16, 2009 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, the terms of the Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

        4.2    Shares and Other Amounts Subject to Plan.    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

          (a)   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or, to the extent permitted by applicable law, currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

          (b)   Subject to the provisions of subsection 4.3, the aggregate number of shares of Stock that may be delivered under the Plan shall not exceed the sum of (i) one million nine hundred thousand (1,900,000) plus (ii) the number of remaining shares of Stock available for Awards under the Prior Plan as of the Effective Date (i.e., shares not subject to outstanding Awards under the Prior Plan and not delivered out of the shares reserved thereunder). Shares of Stock covered by an Award shall only be counted as used to the extent that they are actually issued, and a share of Stock issued in connection with any Award under the Plan shall reduce the total number of shares of Stock available for issuance under the Plan by one. Except as otherwise provided herein, any shares of Stock related to an Award (including Awards made under the Prior Plan or its predecessor plans) which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Stock, which are settled in cash in lieu of shares of Stock, or which are exchanged with the Committee's permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall again be available for issuance under the Plan. In addition, with the exception of shares of Stock repurchased on the open market with the proceeds of the Exercise Price, shares of Stock (whether or not restricted) that the Company receives in connection with the exercise or payment of an Award, including the satisfaction of any tax withholding obligation or shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, shall again be made available under the Plan. If a SAR is settled in shares of Stock, shares that are in excess of the net shares of Stock delivered on exercise of such SAR shall be added back to the number of shares of Stock available for future Awards under the Plan.

          (c)   The maximum number of shares of Stock that may be issued under the Plan in this subsection 4.2 shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) any shares of Stock required to satisfy Substitute Awards (as defined in subsection 4.6).

          (d)   Except as expressly provided by the terms of the Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

          (e)   To the extent provided in an Award Agreement, any Award may be settled in cash rather than Stock.

          (f)    Subject to the following provisions of this subsection 4.2, all of the shares of Stock authorized for issuance under this subsection 4.2 may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan; provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

          (g)   The maximum number of shares of Stock that may be covered by Awards granted to any one Participant during any one calendar-year period pursuant to Section 2 (relating to Options and SARs) shall be 1,000,000 shares.

          (h)   For Full Value Awards that are intended to be Performance-Based Compensation, no more than 500,000 shares of Stock may be subject to Awards granted to any one Participant during any one-calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting).

          (i)    For Cash Incentive Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any Participant with respect to any performance period shall equal $2,000,000 (proportionally adjusted for performance periods that are greater or less than twelve months).

        4.3    Adjustment to Shares.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Stock, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme or arrangement, split up, spin off or combination involving the Company or repurchase or exchange of shares of Stock, issuance of warrants or other rights to purchase shares of Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (a) the number and type of shares of Stock (or other securities or property) with respect to which Awards may be granted, (b) the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, (c) the grant or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of shares of Stock of subject to an outstanding Full Value Award or relating to any other outstanding Award in connection with which shares of Stock are subject, and (e) the number of shares of Stock with respect to which Awards may be granted to a Participant; provided, however, in each case, that with respect to Awards of ISOs intended to continue to qualify as ISOs after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the ISO to fail to continue to qualify under section 424(a) of the Code; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Notwithstanding anything to the contrary, any adjustments made pursuant to this subsection 4.3 shall be made in such a manner as to ensure that after such adjustment, the Awards continue not to be deferred compensation subject to section 409A of the Code (or if such Awards are already subject to section 409A of the Code, so as not to give rise to liability under section 409A of the Code).

        4.4    General Restrictions.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

          (b)   In the case of a Participant who is subject to section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

          (c)   To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        4.5    Withholding.    All Awards and other payments and distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other payments or benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that previously-owned shares of Stock that have been held by the Participant or to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or other amount that will not have a negative accounting impact).

        4.6    Grant and Use of Awards and Substitute Awards.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Subject to subsection 2.6 (relating to repricing), Awards may be granted as alternatives to, or replacement of, awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company. Subject to subsection 4.2, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan. For purposes of this subsection 4.6, "Substitute Award" means an Award granted under the Plan in substitution for stock and stock-based awards ("Acquired Entity Awards") held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Individuals as the result of a merger, consolidation or combination of the employing corporation or other entity (the "Acquired Entity") with the Company or a Related Company or the acquisition by the Company or a Related Company of property or stock of the Acquired Entity immediately prior to such merger, consolidation, acquisition or combination in order to preserve for the Participant the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

        4.7    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Subject to and consistent with the provisions of the Plan and applicable requirements of sections 409A(a)(2), (3), and (4) of the Code, the Committee may permit or require the deferral of any Award payment, in accordance with such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents; provided, however, that dividend equivalents may not be granted with respect to Options or SARs. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

        4.8    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. In no event, however, shall any Award be transferred for value. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant.

        4.9    Cancellation and Rescission of Awards.    Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or unsettled Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is in violation of any restrictive covenant or other agreement with the Company or a Related Company.

        4.10    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        4.11    Agreement With Company or Related Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

        4.12    Action by Company or Related Company.    Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of such board (including a committee of such board) who are duly authorized to act for such board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        4.13    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        4.14    Limitation of Implied Rights.

          (a)   Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Related Company shall be sufficient to pay any benefits to any person.

          (b)   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

        4.15    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        4.16    Payments to Persons Other Than Participants.    If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company or a Related Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee, the Company and any Related Company therefor.

        4.17    Governing Law.    The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware.

        4.18    Severability.    If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 5
CHANGE IN CONTROL

        5.1    Acceleration of Vesting.    Subject to the provisions of subsection 4.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award:

          (a)   If a Participant who is employed by (or a director of or consultant to) the Company or a Related Company at the time of a Change in Control then holds one or more outstanding Options, all such Options then held by the Participant shall become fully exercisable upon the date of the Change in Control (subject to the expiration provisions otherwise applicable to the Options), and any Stock purchased by the Participant under such Option upon or following such Change in Control shall be fully vested upon exercise.

          (b)   If a Participant who is employed by the Company or Related Company at the time of a Change in Control then holds one or more outstanding SARs, all such SARs shall become fully exercisable upon the date of the Change in Control (subject to the expiration provisions otherwise applicable to the SARs), and any cash or Stock acquired by the Participant under such SAR upon or following such Change in Control shall be fully vested upon exercise.

          (c)   If a Participant who is employed by the Company or a Related Company at the time of a Change in Control then holds one or more Full Value Awards or Cash Incentive Awards, such Awards shall become fully vested upon the date of the Change in Control; provided however, that, if the amount of such Award or the vesting of such Award is to be determined based on the level of performance achieved, the target level of performance shall be deemed to have been achieved; and provided, further, that no payment of an Award shall be accelerated to the extent such payment would cause such Award to be subject to the adverse consequences described in section 409A of the Code.

        5.2    Special Treatment In the Event of a Change in Control.    In order to maintain the Participant's rights upon the occurrence of any event satisfying the definition of "Change in Control" with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter, take any one or more of the following actions: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving entity after such Change in Control.

SECTION 6
COMMITTEE

        6.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. So long as the Company is subject to section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements. Any Award granted under the Plan which is intended to constitute Performance-Based Compensation (including Options and SARs) shall be granted by a Committee consisting solely of two or more "outside directors" within the meaning of section 162(m) of the Code. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        6.2    Powers of Committee.    Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

          (a)   to grant Awards to Eligible Individuals in any number, and to determine the terms and conditions applicable to each Award (including conditions intended to comply with section 409A of the Code, the number of shares of Stock or the amount of cash or other property to which an Award will relate, any Exercise Price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any performance goals, including those relating to the Company and/or a Related Company and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

          (b)   to the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States and to establish sub-plans for an Eligible Individual outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions;

          (c)   to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance- Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements;

          (d)   to determine the benefit (including any bonus opportunity) payable under any Award and to determine whether any performance or vesting conditions, including Performance Measures or performance goals, have been satisfied;

          (e)   to determine whether or not specific Awards shall be granted in connection with other specific Awards;

          (f)    to determine the Expiration Date, as applicable;

          (g)   to determine the amount, if any, that a Participant shall pay for a Full Value Award, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when a Full Value Award (including a Full Value Award acquired upon the exercise of an Option) shall be forfeited and whether such shares of Stock shall be held in escrow or other custodial arrangement;

          (h)   to determine whether, to what extent and under what circumstances an Award may be settled in, or the Exercise Price of an Award may be paid in, cash, shares of Stock, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to termination of employment or service within which an Award may be exercised;

          (i)    to determine with respect to Awards granted to Eligible Individuals, whether, to what extent and under what circumstances cash, shares of Stock, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Participant or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (for purposes of limiting loss of deductions pursuant to section 162(m) of the Code or otherwise) and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under sections 162(m) or 409A of the Code or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

          (j)    to determine whether a Participant has a disability or retirement;

          (k)   to determine whether and under what circumstances a Participant has incurred a termination of employment or service (e.g., whether such a termination was for cause);

          (l)    to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

          (m)  without the consent of the Participant, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in subsection 4.3) affecting the Company or a Related Company or the financial statements of the Company or a Related Company, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a covered employee (within the meaning of section 162(m) of the Code) for whom the Committee desires to have the performance-based exception under section 162(m) of the Code apply;

          (n)   to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (o)   to determine the terms and conditions of all Award Agreements applicable to Eligible Individuals (which need not be identical) and, with the consent of the Participant (except as provided in this paragraph 6.2(o), subsection 4.9 and Section 7), to amend any such Award Agreement at any time; provided, however, that the consent of the Participant shall not be required for any amendment (i) which does not adversely affect the rights of the Participant, (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or regulation or change in an existing applicable law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

          (p)   to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Participant, and including requiring the Participant to enter into restrictive covenants;

          (q)   to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

          (r)   to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

          Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, any Related Company, any Participant, any Eligible Individual, any person claiming any rights under the Plan from or through any Participant, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

          All determinations of the Committee shall be made by a majority of its members; provided, however, that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board's election, be made by the Board.

          In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

        6.3    Delegation by Committee.    Subject to subsection 3.2, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate, to the fullest extent permitted under Delaware General Corporation Law, to any officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) covered employees (within the meaning of section 162(m) of the Code) and/or are persons who are subject to potential liability under section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company. Any such allocation or delegation may be revoked by the Committee at any time.

        6.4    Information to be Furnished to Committee.    The Company and any Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Related Company as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        6.5    Committee Liability.    No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

SECTION 7
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement or cancel any Award thereto for granted, prospectively or retroactively, provided, however, that no amendment, cancellation or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee, if applicable); and provided, further, that adjustments pursuant to subsection 4.3 shall not be subject to the foregoing limitations of this Section 7; and provided, further, that the provisions of subsection 2.6 (relating to repricing) cannot be amended unless the amendment is approved by the Company's stockholders; and provided, further, that no such amendment or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any applicable stock exchange listing requirement or to prevent the Company from being denied a tax deduction on account of section 162(m) of the Code).

SECTION 8
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

          (a)   Award.    The term "Award" means any, individually or collectively, award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Full Value Awards, and Cash Incentive Awards.

          (b)   Board.    The term "Board" means the Board of Directors of the Company.

          (c)   Change in Control.    The term "Change in Control" shall be as defined in Exhibit A to the Plan.

          (d)   Code.    The term "Code" means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations, rulings and applicable guidance in effect thereunder and to successor provisions.

          (e)   Eligible Individual.    The term "Eligible Individual" means any employee of the Company or a Related Company, and any consultant, director, or other person providing services to the Company or a Related Company, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person; provided, however, that an ISO may only be granted to an employee of the Company or a Subsidiary. An Award, other than an ISO, may be granted to an employee, consultant, director or other person providing services, or an entity which is a wholly owned alter ego of such employee, consultant, director or other person, in connection with hiring, retention or otherwise, prior to the date such individual (or entity) first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date such individual (or entity) first performs such services. With respect to any director (a "Designated Director") who is (i) designated or nominated to serve as a director by a stockholder of the Company and (ii) an employee of such stockholder of the Company (the "Employing Stockholder"), then, at the irrevocable election of the Employing Stockholder, the "Eligible Individual" for purposes of the grant of Awards under the Plan on behalf of the service of the Designated Director shall be the Employing Stockholder (or one of its affiliates). To the extent such election is made, the Designated Director shall have no rights hereunder as a Participant with respect to such Award.

          (f)    Exchange Act.    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (g)   Fair Market Value.    Except as otherwise provided by the Committee, for purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

              (i)  If the principal market for the Stock is a national securities exchange or the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the reported closing price of the Stock on that date on the principal exchange or market on which the Stock is then listed or admitted to trading.

             (ii)  If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the Nasdaq stock market, then the "Fair Market Value" as of that date shall be the closing price for the Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by Pink Sheets LLC or a comparable service.

            (iii)  If the day is not a business day, and as a result, paragraphs (i) and (ii) above are inapplicable, the Fair Market Value of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee in accordance with section 409A of the Code. For purposes of the preceding sentence, the determination of such Fair Market Value by the Committee will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation section 1.409-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arms' length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

          (h)   Performance Measures.    For purposes of the Plan, the term "Performance Measures" means performance targets based on one or more of the following criteria: earnings (e.g., earnings before interest and taxes; or earnings before interest, taxes, depreciation and amortization); financial return ratios (e.g., return on investment; return on invested capital; return on equity; or return on assets); increase in revenue, operating or net cash flows; free cash flow; cash flow return on investment; total stockholder return; market share; net operating income, operating income, net income or net loss; debt (e.g., debt load reduction, debt ratings, debt leverage or debt service); expense management; economic value added; net economic value; stock price; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, financing goals, subscriber goals, subscriber revenues, goals relating to acquisitions or divestitures, human capital goals (e.g., employee productivity, employee turnover or diversity goals) or goals related to customer satisfaction. Performance Measures may be in the aggregate or on a per share basis (as applicable), based on the performance of the Company as a whole or of any one or more business units of the Company, and may be measured relative to a peer group or an index. The terms of any such Award may provide that partial achievement of the Performance Measures may result in a payment or vesting based upon the degree of achievement. In establishing any Performance Measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, in the Management Discussion and Analysis section of the Company's annual report or, with respect to EBITDA, furnished to the Securities and Exchange

  Commission on Form 8-K: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions, or (v) stock-based compensation expense. To the extent not specifically excluded, such effects shall be included in any applicable Performance Measure.

          (i)    Related Company.    The term "Related Company" means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.

          (j)    Subsidiary.    The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in section 424(f) of the Code) with respect to the Company.

          (k)   Stock.    The term "Stock" means shares of common stock, par value $0.01, of the Company.

SECTION 9
SECTION 409A

          (a)   Section 409A Intent.    To the extent applicable and notwithstanding any other provisions of the Plan, the Plan and Awards hereunder shall be administered, operated and interpreted in accordance with section 409A of the Code; provided, however, that, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Participant under section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of section 409A of the Code. The Company and each Related Company make no guarantees to any person or entity regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Participant (or his beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under section 409A of the Code, or otherwise to be imposed, then the Participant (or his beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and each Related Company shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his, as applicable) for, any such additional taxes, fines or penalties.

          (b)   Six Month Delay.    To the extent (i) an Award is subject to section 409A of the Code, (ii) the recipient of such Award is a "specified employee" (within the meaning of Treasury Regulation section 1.409A-1(i)), and (iii) the recipient of such Award will receive a payment thereunder pursuant to his "separation from service" (within the meaning of Treasury regulation 1.409A-1(h)), such payment shall be made no earlier than the date that is six months after the date of such separation from service, or, if earlier, the date of such Participant's death.

EXHIBIT A

        For purposes of the Plan, "Change of Control" means the occurrence of any of the following events:

          (a)   the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in section 13(d) of the Exchange Act) other than a Permitted Holder (as defined below);

          (b)   the adoption of a plan relating to the liquidation or dissolution of the Company;

          (c)   the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than a Permitted Holder or any entity formed for the purpose of owning the stock of the Company) becomes the Beneficial Owner (as defined below), directly or indirectly, of more than 50% of the Voting Stock (as defined below) of the Company, measured by voting power rather than number of shares; or

          (d)   the first day on which a majority of the members of the Board are not Continuing Directors.

        Notwithstanding the foregoing, (i) the Committee may provide in an Award Agreement that the threshold level for a Change of Control will be greater than any of the thresholds specified above (but in no event lesser than the percentages or criteria specified above) and (ii) a public offering of common stock of the Company pursuant to a registration statement shall not constitute a Change of Control.

        If any Award constitutes a "deferral of compensation" within the meaning of section 409A of the Code, then the definitions applicable to a "change of control" under section 409A of the Code shall apply, but the applicable percentage thresholds shall correspond to the thresholds above with respect to a Change in Control (e.g., more than 50% change in ownership).

        Capitalized terms used in this Exhibit A that are not otherwise defined shall have the meaning set forth in the Plan. In addition, the following capitalized terms used in this Exhibit A shall have the following meanings:

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

        "Capital Stock" means:

          (a)   in the case of a corporation, corporate stock;

          (b)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (c)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (d)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

EXT-1

        "Continuing Directors" means, as of any date of determination, any member of the Board who (i) was a member of such Board on April 30, 2004, or (ii) was nominated for election or elected to such Board with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Permitted Holder" shall mean American International Group, Inc. and its respective Affiliates (other than its respective portfolio companies).

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Subsidiary" means, with respect to the Company:

          (a)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company (or a combination thereof); and

          (b)   any partnership (i) the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or (ii) the only general partners of which are the Company or one or more Subsidiaries of the Company (or any combination thereof).

        "Voting Stock" as of any date means the stock of the Company that is at the time entitled to vote in the election of the Board.

EXT-2

M14868-P74280 Meeting Information Meeting Type: Annual For holders as of: 04/17/09 Date: 06/16/09 Time: 9:00 a.m., CDT Location: You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. iPCS, INC. *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials The Sofitel Chicago O'Hare 5550 North River Road Rosemont, Illinois iPCS, INC. 1901 N. ROSELLE ROAD SUITE 500 SCHAUMBURG, ILLINOIS 60195

M14869-P74280 Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT ANNUAL REPORT Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 06/02/09. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Voting Items

1. Election of Directors

Nominees:

01)	Timothy M. Yager	05)	Kevin M. Roe
02)	Timothy G. Biltz	06)	Mikal J. Thomsen
03)	Jeffrey W. Jones	07)	Nicholas J. Vantzelfde
04)	Ryan L. Langdon	08)	Eric L. Zinterhofer

M14870-P74280

Voting Items 2. Approval of the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 1.9 million shares of common stock that may be issued as awards under the Plan. 3. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009. 01) Timothy M. Yager 02) Timothy G. Biltz 03) Jeffrey W. Jones 04) Ryan L. Langdon The Board of Directors recommends that you vote FOR the following nominees: 05) Kevin M. Roe 06) Mikal J. Thomsen 07) Nicholas J. Vantzelfde 08) Eric L. Zinterhofer 1. Election of Directors Nominees: The Board of Directors recommends that you vote FOR the following proposal(s): M14870-P74280

M14871-P74280

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date iPCS, INC. M14866-P74280 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by iPCS, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to iPCS, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. iPCS, INC. 1901 N. ROSELLE ROAD SUITE 500 SCHAUMBURG, ILLINOIS 60195 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. Approval of the iPCS, Inc. Third Amended and Restated 2004 Long-Term Incentive Plan, including the reservation of an additional 1.9 million shares of common stock that may be issued as awards under the Plan. 3. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. For All Withhold All For All Except 0 0 0 0 0 0 0 0 0 01) Timothy M. Yager 02) Timothy G. Biltz 03) Jeffrey W. Jones 04) Ryan L. Langdon The Board of Directors recommends that you vote FOR the following nominees: 05) Kevin M. Roe 06) Mikal J. Thomsen 07) Nicholas J. Vantzelfde 08) Eric L. Zinterhofer 1. Election of Directors Nominees: The Board of Directors recommends that you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

iPCS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 16, 2009 The stockholder(s) hereby appoint(s) Timothy M. Yager, Stebbins B. Chandor, Jr. and Brian J. O'Neil, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of iPCS, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the Sofitel Chicago O'Hare, 5550 North River Road, Rosemont, Illinois, on June 16, 2009, at 9:00 A.M. CT, and at any and all adjournments, postponements, continuations or reschedulings thereof (the"Annual Meeting"), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on the reverse side. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M14867-P74280